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                                                                   Exhibit 2.01

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                            BROADBASE SOFTWARE, INC.

                                  RUBRIC, INC.

                                       AND

                            BRONCO ACQUISITION CORP.



                                DECEMBER 9, 1999

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                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of December 9, 1999, by and among Broadbase Software, Inc., a Delaware corporation ("Broadbase"), Rubric, Inc., a Delaware corporation ("Rubric"), and Bronco Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Broadbase ("Newco").

                                    RECITALS

        A. The parties intend that, subject to the terms and conditions hereinafter set forth, Newco will merge with and into Rubric in a reverse triangular merger (the "Merger"), with Rubric to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement, a Certificate of Merger containing the information required by Section 251 of the Delaware General Corporation Law (the "Certificate of Merger") and the applicable provisions of the laws of the state of Delaware. Upon the effectiveness of the Merger, (i) all the outstanding Common Stock and Preferred Stock of Rubric will be converted into the right to receive Common Stock of Broadbase and (ii) all warrants and options to purchase Common Stock or Preferred Stock of Rubric will be assumed and converted into warrants and options to purchase Common Stock of Broadbase, in the manner and on the basis determined herein and as provided in the Certificate of Merger.

        B. Concurrently with the execution of this Agreement, and as a condition and inducement to Broadbase's willingness to enter into this Agreement, Rubric and each of the Stockholders of Rubric listed on Exhibit A (collectively, the "Principal Stockholders") shall execute and deliver a Voting Agreement in substantially the form attached hereto as Exhibit B (the "Voting Agreement") agreeing to vote in favor of this Agreement and the Merger.

        C. Concurrently with the execution of this Agreement, and as a condition and inducement to Broadbase's willingness to enter into this Agreement, certain employees of Rubric shall execute and deliver to Broadbase employment and noncompetition agreements with Broadbase and Rubric (the "Employment Agreements"), to be effective upon the Effective Time (as defined in this Agreement).

        D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

               NOW, THEREFORE, the parties hereto agree as follows:

               1.     PLAN OF REORGANIZATION

               1.1 The Merger. The Certificate of Merger will be filed with the Secretary of State of the State of Delaware as soon as practicable after the Closing (as defined in Section 6.1 below). The effective time of the Merger (the "Effective Time") shall be the time of filing of the Certificate of Merger unless otherwise specified in the Certificate of Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Newco will be merged with and into Rubric (such remaining entity, as appropriate, the "Surviving Corporation") in a statutory merger pursuant to the Certificate of Merger and in accordance with applicable provisions of Delaware law as follows:
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                      1.1.1 Conversion of Rubric Shares. Each share of Rubric
Common Stock, $0.001 par value per share (the "Rubric Common Stock") that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or may be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into right to receive the Applicable Number (determined in accordance with Section 1.1.4 hereof) of fully paid and nonassessable shares of Broadbase Common Stock, $0.001 par value per share ("Broadbase Common Stock"). Each share of Rubric Preferred Stock, $0.001 par value per share (the "Rubric Preferred Stock"), that is issued and outstanding immediately prior to the Effective Time, other than shares, if any, for which dissenters rights have been or may be perfected in compliance with applicable law, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into a number of shares of Broadbase Common Stock equal to the Applicable Number multiplied by the number of shares of Rubric Common Stock into which a share of the applicable series of Rubric Preferred Stock could be converted immediately prior to the Effective Time.

                      1.1.2 Conversion of Rubric Options. Effective at the Effective Time, Broadbase will assume all outstanding options to purchase Rubric Common Stock (the "Rubric Options"), and each of the Rubric Options shall by its terms be converted into an option (a "Broadbase Option"), to purchase that number of shares of Broadbase Common Stock which equals the number of shares of Rubric Common Stock that could be purchased pursuant to the Rubric Option immediately prior to the Effective Time multiplied by the Applicable Number (determined in accordance with Section 1.1.4 hereof), such number of shares being rounded down to the nearest whole share. The exercise price per share of Broadbase Common Stock purchasable under each Broadbase Option shall be equal to the exercise price per share of Rubric Common Stock under the corresponding Rubric Options divided by the Applicable Number, such exercise price being rounded up to the nearest whole cent. All of the other terms and conditions of each Broadbase Option will be the same in all material respects as the corresponding Rubric Option. It is the intention of the parties that the Rubric Options assumed by Broadbase qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Rubric Options qualified as incentive stock options immediately prior to the Effective Time. No cash will be paid in lieu of fractional shares which are rounded down pursuant to this section.

                      1.1.3 Conversion of Rubric Warrants. Effective at the Effective Time, Broadbase will assume the outstanding warrants to purchase Rubric Preferred Stock and Common Stock (the "Rubric Warrants"), and each of the Rubric Warrants shall by its terms be converted into a warrant (a "Broadbase Warrant") to purchase that number of shares of Broadbase Common Stock which equals (a) in the case of an Rubric Warrant to purchase Rubric Preferred Stock, the number of shares of Rubric Common Stock into which the Rubric Preferred Stock that could be purchased pursuant to the Rubric Warrant immediately prior to the Effective Time could be converted or (b) in the case of an Rubric Warrant to purchase Rubric Common Stock, that number of shares of Rubric Common Stock which could be purchased pursuant to the Rubric Warrant immediately prior to the Effective Time, in each case multiplied by the Applicable Number (determined in accordance with Section 1.1.4 hereof), such number of shares being rounded down to the nearest whole share. The exercise price per share of Broadbase Common Stock purchasable under each Broadbase Warrant shall be equal to the exercise price per share of Rubric Common Stock (on an as-if converted to Rubric Common Stock basis in the case of an Rubric Warrant to purchase Rubric Preferred Stock) under the corresponding Rubric Warrants divided by the Applicable Number, such exercise price



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being rounded up to the nearest whole cent. All of the other terms and conditions of each Broadbase Warrant will be the same in all material respects as the corresponding Rubric Warrant. No cash will be paid in lieu of fractional shares which are rounded down pursuant to this section.

                      1.1.4 Applicable Number. Unless there is an adjustment to the shares to be issued in the Merger pursuant to Section 1.1.5 below, the "Applicable Number" shall equal (a) 3,600,000 divided by (b) the sum of the total number of shares of Rubric Common Stock issued and outstanding at the Effective Time, plus the total number of shares of Rubric Common Stock issuable upon conversion of all shares of Rubric Preferred Stock issued and outstanding at the Effective Time, plus the total number of shares of Rubric Common Stock issuable upon exercise of all Rubric Options outstanding at the Effective Time, plus the total number of shares of Rubric Common Stock (on an as-if converted to Rubric Common Stock basis) issuable upon exercise of all Rubric Warrants outstanding at the Effective Time.

                      1.1.5 Adjustments for Capital Changes. If prior to the Merger, Broadbase recapitalizes either through a split-up of the outstanding shares of Broadbase Common Stock into a greater number, or through a combination of such outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes such outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares or sets a record date with respect to any of the foregoing that is before the Effective Time, the calculation of the Applicable Number and the Escrow Shares (as defined herein) will be adjusted appropriately.

                      1.1.6 Conversion of Newco Shares. Each share of Newco Common Stock ("Newco Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Newco, be converted into and become one (1) share of Rubric Common Stock that is issued and outstanding immediately after the Effective Time, and the shares of Rubric Common Stock into which the shares of Newco Common Stock are so converted shall be the only shares of Rubric Common Stock that are issued and outstanding immediately after the Effective Time.

               1.2 Escrow. Broadbase will deduct from the number of shares of Broadbase Common Stock deliverable to the holders of Rubric Common Stock and Rubric Preferred Stock, and as soon as practicable after the Effective Time, and in accordance with the provisions of Section 10 hereof, Broadbase will deposit into escrow, a certificate representing ten percent (10%) of the shares of Broadbase issuable in the Merger to such holders with respect to the shares of Broadbase, on a pro rata basis, rounded down to the nearest whole share (the "Escrow Shares"). The Escrow Shares shall be held by State Street Bank & Trust Company (or such other institution as shall be agreed upon by Broadbase and the Shareholder Representative (as defined in Section 10.7)) as escrow agent (the "Escrow Agent"), in accordance with and subject to the provisions of an Escrow Agreement substantially in the form of Exhibit C (the "Escrow Agreement"). The Escrow Shares shall serve as collateral for the indemnification obligations under Section 10 of the persons who were holders of Rubric Common Stock and Rubric Preferred Stock immediately prior to the Effective Time. To the extent not used for such purposes, such shares shall be released, all as provided in
Section 10 hereof.



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               1.3 Fractional Shares. No fractional shares of Broadbase Common
Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Rubric Common Stock and Preferred Stock who would otherwise be entitled to receive a fraction of a share of Broadbase Common Stock will receive from Broadbase, promptly after the Effective Time, an amount of cash equal to the average closing price as quoted on the Nasdaq National Market and as reported in the Wall Street Journal of one share of Broadbase Common Stock for the ten trading days prior to and including the trading day ending one day prior to the date of the Effective Time (the "Average Price") multiplied by the fraction of a share of Broadbase Common Stock to which such holder would otherwise be entitled.

               1.4 Effects of the Merger. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into Rubric and Rubric will be the Surviving Corporation pursuant to the terms of the Certificate of Merger; (b) the Certificate of Incorporation and Bylaws of Rubric will continue unchanged to be the Certificate of Incorporation and Bylaws of the Surviving Corporation; (c) each share of Rubric Common Stock and Rubric Preferred Stock outstanding (collectively "Outstanding Rubric Stock") immediately prior to the Effective Time will be converted as provided in this
Section 1, subject to the escrow provisions of Section 10 hereof; (d) each Rubric Option and Rubric Warrant outstanding immediately prior to the Effective Time will be converted as provided in this Section 1; (e) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted into one (1) outstanding share of Rubric Common Stock; (f) the Board of Directors and executive officers of Broadbase will remain unchanged and the sole director of Newco immediately prior to the Effective Time will become the sole director of the surviving corporation and the officers of Newco will become the officers of the Surviving Corporation; and (g) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law. Immediately following the Effective Time, the Surviving Corporation shall cause to be filed with the Secretary of State of Delaware a Certificate of Incorporation substantially in the form of Exhibit 1.4.

               1.5 Further Assurances. Rubric agrees that if, at any time after the Effective Time, Broadbase considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Broadbase title to any property or rights of Rubric as provided herein, Broadbase and any of its officers are hereby authorized by Rubric to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Broadbase and otherwise to carry out the purposes of this Agreement, in the name of Rubric or otherwise.

               1.6 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code. The shares of Broadbase Common Stock issued in the Merger will be issued solely in exchange for the issued and outstanding shares of Rubric Common Stock and Preferred Stock pursuant to this Agreement, the Broadbase Options issued in the Merger will be issued solely in exchange for the outstanding Rubric Options and the Broadbase Warrants issued in the Merger will be issued solely in exchange for the outstanding Rubric Warrants, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Rubric Common Stock, Rubric Options or Rubric Warrants. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code will be paid by Broadbase for shares of Rubric Common Stock, Rubric Options or Rubric



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Warrants in the Merger. In addition, Broadbase represents that it presently intends, and that at the Effective Time it will intend, to continue Rubric's historic business or use a significant portion of Rubric's business assets in a business.

               1.7 Hart-Scott-Rodino Filings. Each of Broadbase and Rubric will promptly prepare and file the applicable notices (if any) required to be filed by it under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and comply promptly with any requests to it from the Federal Trade Commission or United States Department of Justice for additional information.

               1.8 "Purchase" Accounting Treatment. The parties intend that the Merger be treated as a "purchase" for accounting purposes.

               1.9 Limitations on Resale. The shares of Broadbase Common Stock issued in the Merger (or issuable upon exercise of warrants or options that are assumed by Broadbase) may not be directly or indirectly offered, sold, disposed of, transferred or pledged until the earlier of (i) March 19, 2000, (ii) in the case of any holder of shares of Broadbase Common Stock issued in the Merger (or issuable upon such exercise), such time as substantially all other persons that hold a similar number of shares of Broadbase Common Stock and who are bound by similar lock-ups are released from such lock-ups, or (iii) in the case of former holders of Rubric Preferred Stock, such time as any holder of Broadbase Common Stock issued on conversion of BroadBase preferred stock is released from any lock-up executed by them in connection with BroadBase's initial public offering. If, following the Effective Time but prior to March 19, 2000, Broadbase shall consummate a public offering of its Common Stock in which shares are being sold by existing stockholders of Broadbase, Broadbase shall use all reasonable efforts to offer to each holder of shares of Broadbase Common Stock issued in the Merger the right to include in such public offering a percentage of such shares held by such holder as is equal (or, at the election of Broadbase) to the percentage of shares of Broadbase Common Stock beneficially owned by the Shareholder (as defined in the Fourth Amended and Restated Investors' Rights Agreement dated as of June 30, 1999 by and among Broadbase and certain holders of Broadbase Common Stock or warrants to purchase Broadbase Common Stock (the "Investor Rights Agreement")) that are included in such public offering, on the same terms as are applicable to the Shareholder (including but not limited to payment of expenses and indemnification). If Broadbase offers to include in such public offering any shares of Broadbase Common Stock issued in the Merger, on such terms, then the holder of such shares of Broadbase Common Stock will be subject to the same restrictions on transfer and disposition of shares of Broadbase Common Stock following such public offering as are applicable to the Shareholder pursuant to the underwriting agreement relating to such public offering; provided that each holder of a number of shares of Broadbase Common Stock issued on conversion of Broadbase preferred stock representing at least three percent of the outstanding shares of Broadbase Common Stock shall have agreed to a restriction on sales of Broadbase Common Stock for the same period. If the shares of Broadbase Common Stock beneficially owned by such holder that Broadbase shall offer to include in such public offering and which such holder shall be entitled to



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include therein (subject to appropriate prospectus disclosure and execution of the underwriting agreement and customary selling stockholder documents) represent 20% or more of the aggregate number of shares of Broadbase Common Stock issued to such holder in the Merger, then all of the shares of Broadbase Common Stock beneficially owned by such holder will be subject to such restrictions, and if the shares of Broadbase Common Stock beneficially owned by such holder that Broadbase shall offer to include in such public offering and which such holder shall be entitled to include therein (subject to appropriate prospectus disclosure and execution of the underwriting agreement and customary selling stockholder documents) represent less than 20% of the aggregate number of shares of Broadbase Common Stock issued to such holder in the Merger, then the number of shares of Broadbase Common Stock held by such holder that will be subject to such restrictions will equal all of the shares of Broadbase Common Stock beneficially owned by such holder minus a number of shares of Broadbase Common Stock that is equal to the product of (i) 20% of the aggregate number of shares of Broadbase Common Stock issued to such holder in the Merger, minus (ii) the number of shares of Broadbase Common Stock beneficially owned by such holder that Broadbase shall offer to include in such public offering and which such holder shall be entitled to include therein (subject to appropriate prospectus disclosure and execution of the underwriting agreement and customary selling stockholder documents). The obligation of Broadbase to use all reasonable efforts to offer the right to participate in such offering shall include the obligation to seek to obtain any required amendment to, or consent under, the Investors' Rights Agreement (but not the obligation to surrender any right or pay or grant any consideration in exchange therefore), and if Broadbase shall not be able to obtain any such consent or amendment, then Broadbase shall not be required to offer the right to participate in such offering and any restrictions on transfer or disposition under this paragraph after March 19, 2000 of shares of Broadbase Common Stock issued in the Merger shall not apply.

        Each holder of shares of Outstanding Rubric Stock shall be required, as a condition to the delivery of shares of Broadbase Common Stock to such holder following the Effective Time, to execute a "lock-up agreement" in the form attached hereto as Exhibit D (the "Lock-up Agreements") under which each such holder shall agree to be bound by the restrictions described in the preceding paragraph.

In addition to the foregoing, the shares of Broadbase Common Stock issued to holders of Outstanding Rubric Stock that are employees of Rubric at the Effective Time will be subject to restrictions on transfer pursuant to Broadbase's insider trading policy, on the same terms as apply to other employees of Broadbase.

        2.     REPRESENTATIONS AND WARRANTIES OF RUBRIC

               Rubric hereby represents and warrants that, except as set forth in the Rubric disclosure letter (the "Rubric Disclosure Letter") delivered by Rubric to Broadbase herewith, including inter alia items in the Rubric Disclosure Letter referred to as "Items" below:

               2.1 Organization and Good Standing. Rubric is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction (as listed on Item 2.1) in which a failure to be so qualified could reasonably be expected to have a Rubric Material Adverse Effect (as defined below). For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, materially adverse to (A) the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity, or (B) the ability of such person to perform its obligations under this Agreement or to consummate the transactions provided for hereunder. "Broadbase Material Adverse Effect" means a Material Adverse Effect with respect to Broadbase, and "Rubric Material Adverse Effect" means Material Adverse Effect with respect to Rubric.



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               2.2    Power, Authorization and Validity.

                      2.2.1 Rubric has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which Rubric is or will be a party that are required to be executed pursuant to or in connection with this Agreement (the "Rubric Ancillary Agreements"). This Agreement and the Rubric Ancillary Agreements have been duly and validly approved by the unanimous vote of the Rubric Board of Directors.

                      2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Rubric to enter into and to perform its obligations under this Agreement and the Rubric Ancillary Agreements, except for
(a) the filing of the Certificate of Merger with the Secretary of State of Delaware, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Delaware law and the filing of appropriate documents with the relevant authorities of the states other than Delaware in which Rubric is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws including the Permit Application (as defined in Section 4.6), (c) the approval of the Stockholders of Rubric (the "Rubric Stockholders") of the transactions contemplated hereby, and (d) such filings as may be required by the HSR Act.

                      2.2.3 This Agreement and the Rubric Ancillary Agreements are, or when executed and delivered by Rubric and the other parties thereto will be, valid and binding obligations of Rubric enforceable against Rubric in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification; provided, however, that the Certificate of Merger and the Rubric Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

               2.3    Capitalization.

                      (a) Authorized/Outstanding Capital Stock. As of the date hereof, the authorized capital stock of Rubric consists of 75,000,000 shares of Rubric Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which 5,300,000 shares are designated as Series A Preferred Stock and 4,000,000 shares are designated as Series B Preferred Stock. As of the date hereof, there are issued and outstanding:5,312,169 shares of Rubric Common Stock, 5,225,000 shares of Series A Preferred Stock, each of which is convertible into one share of Rubric Common Stock, and 3,771,930 shares of Series B Preferred Stock, each of which is convertible into one share of Rubric Common Stock. All issued and outstanding shares of Rubric Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Rubric in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Listed on
Item 2.3 are the names, number and type of shares held by each of the Rubric Stockholders as of the date hereof, to be updated as of the Closing Date.

                      (b) Options/Rights. Except as listed on Item 2.3(b), there are no stock appreciation rights, options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Rubric's authorized but unissued capital stock; there are no options, warrants, calls, commitments,



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conversion privileges or preemptive or other rights or agreements to which
Rubric is a party involving the purchase or other acquisition of any shares of Rubric Common Stock or Rubric Preferred Stock other than rights of Rubric to repurchase shares of Rubric Common Stock upon termination of employment pursuant to the terms of written agreements with Rubric; there is no liability for dividends accrued but unpaid; and there are no voting agreements, registration rights, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Rubric's outstanding securities.

               2.4 Subsidiaries and Guaranties. Rubric has no subsidiaries. Rubric does not have any equity interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Rubric is not a guarantor of any obligation of a third party, whether or not such third party is related to or affiliated with Rubric.

               2.5 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement or any Rubric Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Certificate of Incorporation or Bylaws of Rubric, as currently in effect, (b) any material instrument or contract to which Rubric is a party or by which Rubric is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Rubric or its assets or properties. The consummation of the Merger and succession by Broadbase to all rights, licenses, franchises, leases and agreements of Rubric under any Rubric Contracts (as defined in Section 2.11) will not require the consent of any third party (except as set forth in Item 2.5) and will not have a material adverse effect upon any rights, licenses, franchises, leases or agreements of Rubric pursuant to the terms thereof.

               2.6 Litigation. There is no action, proceeding or investigation pending, nor, to Rubric's knowledge, are any of the foregoing threatened against Rubric before any court or administrative agency that, if determined adversely to Rubric, may reasonably be expected to have a Rubric Material Adverse Effect. To the knowledge of Rubric, there is no basis for any person, firm, corporation or entity to assert a claim against Rubric, or Broadbase as successor in interest to Rubric, based upon: (a) ownership or rights to ownership of any shares of Rubric Common Stock or Preferred Stock or other securities, (b) any rights as a Rubric securities holder, including, without limitation, any option, warrant or other right to acquire any Rubric securities, any preemptive rights or any rights to notice or to vote, or (c) any rights under any agreement between Rubric and any Rubric securities holder or former Rubric securities holder in such holder's capacity as such. There is no action, suit, proceeding, claim, arbitration or investigation pending as to which Rubric has received notice of assertion against Rubric, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

               2.7 Rubric Financial Statements. Rubric has delivered to Broadbase in Item 2.7 Rubric's balance sheet as of December 31, 1998 and its balance sheet as of September 30, 1999 (the "Balance Sheet Date"), Rubric's income statements and statements of cash flows for the period from inception through December 31, 1997 and the year ended December 31, 1998 and its income statement and statement cash flows for the period from January 1, 1999 through September 30, 1999 (collectively, the "Rubric Financial Statements"). The Rubric Financial Statements (a) are in accordance with the books and records of Rubric,
(b) fairly and accurately represent the financial condition of Rubric at the respective dates specified therein and the results of operations for the



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respective periods specified therein and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that they do not not include footnotes and related disclosures required by GAAP) and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows of Rubric for the interim period. Rubric has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Rubric Financial Statements or on Item 2.7, except for those that may have been incurred after the Balance Sheet Date in the ordinary course of Rubric's business, consistent with past practice and that are in an aggregate amount not to exceed $100,000.

               2.8 Taxes. Rubric has filed all federal, state, local and foreign tax and material information returns required to be filed prior to the date hereof, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Rubric Financial Statements. True, correct and complete copies of all such tax and information returns have been provided or made available by Rubric to Broadbase. Rubric is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of Rubric has ever been audited by the Internal Revenue Service or any state taxing agency or authority. For the purposes of this Section 2.8, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Rubric does not have any current or deferred federal income tax liabilities and will not as a result of the merger become liable for any income tax not adequately reserved against on the Rubric Financial Statements. Rubric has not filed a consent pursuant to Section 341(f) of the Code.

               2.9 Title to Properties. Rubric has good and marketable title to all of its assets as shown on the balance sheet as of the Balance Sheet Date included in the Rubric Financial Statements, free and clear of all liens, charges or encumbrances (other than for taxes not yet due and payable). Except as set forth in Item 2.9, there are no UCC financing statements of record with the State of California naming Rubric as debtor nor does Rubric own property in any other state. All leases of real or personal property to which Rubric is a party are fully effective and afford Rubric peaceful and undisturbed possession of the subject matter of the lease. To its knowledge, Rubric is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and Rubric has not received any notice of such violation with which it has not complied or had waived.

               2.10 Absence of Certain Changes. Since the Balance Sheet Date, Rubric has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and except as set forth in Item 2.10 or permitted by the terms of this Agreement, since the Balance Sheet Date there has not been with respect to
Rubric:

                      (a)    any Rubric Material Adverse Effect;

                      (b) any contingent liability incurred by Rubric as guarantor or surety with respect to the obligations of others which exceed in the aggregate $150,000;

                      (c) any mortgage, encumbrance or lien placed on any of the properties of Rubric;

                      (d) any obligation or liability incurred by Rubric other than in the ordinary course of business, which obligations or liabilities do not exceed in the aggregate $100,000 through the date of this Agreement;

                      (e) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the properties, assets or goodwill of Rubric other than in the ordinary course of business and consistent with past practice;

                      (f) any damage, destruction or loss, whether or not covered by insurance that would have or is reasonably likely to have a Rubric Material Adverse Effect;

                      (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Rubric, any split, stock dividend, combination or recapitalization of the capital stock of Rubric or any direct or indirect redemption, purchase or other acquisition by Rubric of the capital stock of Rubric, other than repurchases of unvested shares subject to a repurchase right in favor of Rubric in connection with the termination of a relationship with any employee, consultant, officer or director;

                      (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of Rubric's officers, employees or agents earning compensation at an anticipated annual rate in excess of $100,000, or any bonus payment or arrangement made to or with any of such officers, employees or agents; or any change in the compensation payable or to become payable to any of Rubric's other officers, employees or agents (other than normal annual raises for non-officers in accordance with past practice) or any bonus payment or arrangement made to or with any of such officers, employees or agents other than normal bonuses or compensation increases granted prior to the date of this Agreement as disclosed on Item 2.10(h) hereof;

                      (i) any change with respect to the management, supervisory, development or other key personnel of Rubric (the management, supervisory, development and other key personnel of Rubric are listed on Item 2.10(i) hereof);

                      (j) any payment or discharge of a lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the Rubric Financial Statements or (ii) incurred in the ordinary course of business after the Balance Sheet Date;

                      (k) any obligation or liability incurred by Rubric to any of its officers, directors or Stockholders, or any loans or advances made to any of its officers, directors, Stockholders or affiliates, except normal compensation and expense allowances payable to officers or directors;

                      (l) any loss of one or more material Rubric customers or such number of Rubric customers which together represent a material amount of business;

                      (m) any amendment or change in the Certificate of Incorporation or Bylaws of Rubric;

                      (n) any issuance or sale of any debt or equity securities (including but not limited to stock) of Rubric or of any options or other rights to acquire from Rubric, directly or indirectly, any debt or equity securities (including but not limited to stock) of Rubric other than the issuance of Rubric Common Stock and Rubric Preferred Stock pursuant to the exercise of options and warrants, or the conversion of Rubric Preferred Stock outstanding as of the date of this Agreement, the granting of options to the extent permitted under Section 4.3(a) hereof and the issuance of additional Rubric Options for an aggregate of 300,000 shares of Rubric Common Stock per calendar month (and the issuance of Rubric Common Stock upon the exercise thereof) to new hires in the ordinary course of business consistent with past practices and Rubric's normal guidelines in effect prior to the date of this Agreement for option grants to new hires in such positions;

                      (o) any execution, amendment, relinquishment, termination or non-renewal by Rubric of, any material contract, lease, transaction or legally binding commitment other than in the ordinary course of Rubric's business or, to Rubric's knowledge, any written or oral indication or assertion by the other party thereto of its desire to so amend, relinquish, terminate or not renew any such contract, lease transaction or legally binding commitment.

               2.11 Agreements and Commitments. Except as set forth in Item 2.11 and delivered or made available by Rubric to Broadbase herewith, or as listed in
Item 2.12, Item 2.15.3 or Item 2.15.6 as required by Section 2.12, Section
2.15.3 or Section 2.15.6, as the case may be, Rubric is not a party or subject to any oral or written executory agreement, obligation or commitment that is material to Rubric, its financial condition or business or which is described below and is not terminable within 60 days without cost or penalty to Rubric, including but not limited to the following:

                      (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payments by or to Rubric in an amount with respect to any single transaction of (i) $100,000 or more in the ordinary course of business or (ii) $50,000 or more not in the ordinary course of business;

                      (b) Any license agreement under which Rubric is licensor (except for any nonexclusive software license granted by Rubric to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided or made available to Broadbase's counsel); or under which Rubric is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products);

                      (c) Any agreement by Rubric to encumber, transfer or sell any material rights in or with respect to any Rubric Intellectual Property (as defined in Section 2.12 hereof) except in the ordinary course of business consistent with past practice;

                      (d) Any agreement, contract or commitment currently in force for hosting, data center, transaction processing or other services related to the Rubric website and provision of hosted versions of Rubric products and services;

                      (e) Any agreement for the sale or lease of real or personal property involving more than $100,000 per year;

                      (f) Any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of Rubric's products;

                      (g) Any franchise agreement or financing statement;

                      (h) Any stock redemption or purchase agreement;

                      (i) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                      (j) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Rubric incurred or made in the ordinary course of business, and except as disclosed in the Rubric Financial Statements;

                      (k) Any contract containing covenants purporting to limit Rubric's freedom to compete in any line of business in any geographic area or to sell products or services to a specific entity; or

                      (l) Any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology;

                      (m) Any contract or commitment for the employment of any officer, employee or consultant of Rubric or any other type of contract or understanding with any officer, employee or consultant of Rubric that is not immediately terminable by Rubric without cost or liability.

                      All agreements, obligations and commitments listed in Item 2.11, Item 2.12, Item 2.15.3 or Item 2.15.6 as required by Section 2.11, Section 2.12, Section 2.15.3 or Section 2.15.6, as the case may be (the "Rubric Contracts"), are valid and in full force and effect, and except as expressly noted, a true and complete copy of each has been delivered or made available to Broadbase. Except as noted on Item 2.11, neither Rubric nor, to the knowledge of Rubric, any other party is in material breach of or default under any material term of any such agreement, obligation or commitment. Rubric has no liability for renegotiation of government contracts or subcontracts which are material to Rubric, its financial condition, business or prospects.

               2.12 Intellectual Property. Rubric owns all right, title and interest in, or has the right to use, all patent applications, patents, trademark applications, trademarks, service marks, trade names, URLs, copyright applications, copyrights, trade secrets, know-how, databases, database architecture, data collections, technology and other intellectual property and proprietary rights used in or reasonably necessary to the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products (whether or not such products are still in the development stage) or services using such intellectual property and proprietary rights ("Rubric Intellectual Property"). Rubric has taken commercially reasonable measures to protect all Rubric Intellectual Property, and, except as set forth on Item 2.12, to the knowledge of Rubric, Rubric is not aware of any infringement of any Rubric Intellectual Property by any third party. Set forth on Item 2.12 delivered to Broadbase herewith is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications for Rubric Intellectual Property owned by Rubric. Rubric is not aware of any loss, cancellation, termination or expiration of any such registration or patent except as set forth on Item 2.12. To the knowledge of Rubric, the business of Rubric as conducted as of the date hereof does not, and the business of the development, production, marketing, licensing and sale of commercial products and services using such intellectual property and proprietary rights after the Effective Time will not cause Rubric to, infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and Rubric has not received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person which could be reasonably expected to have a Rubric Material Adverse Effect . To its knowledge, Rubric has no restrictions on its worldwide right to reproduce, manufacture, sell, license and distribute all of its products and services (such products and services being set forth in Item 2.12) and the right to use all of its customer and supplier lists, and it is not using any confidential information or trade secrets of any former employer of any past or present employees. To the knowledge of Rubric, Rubric is not using any confidential information or trade secrets of any past or present employees. Except as set forth in Item 2.12, Rubric has not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any right to reproduce, manufacture, sell, license or distribute any of its products or services in any market segment or geographic location.

               2.13 Compliance with Laws. Rubric has complied, or prior to the Closing Date (as defined in Section 6.1 hereof) will have complied, and is or will be at the Closing Date (as defined in Section 6.1 hereof) in compliance, in all respects material to Rubric, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Rubric or to the assets, properties and business of Rubric, including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Rubric's owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours or (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.19 hereof), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data, (d) the Immigration Reform and Control Act and
(e) all governmental and nongovernmental regulations related to the operation and use of the Internet. Rubric has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted.

               2.14 Certain Transactions and Agreements. No person who is an officer or director of Rubric, or a member of any officer's or director's immediate family, has any employment or consulting agreement with any firm or corporation that competes with Rubric or Broadbase (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded). No person who is an officer or director of Rubric, or any member of any officer's or director's immediate family, is directly or indirectly interested in any contract or informal arrangement with Rubric, including, but not limited to, any loan arrangements, except for compensation for services as an officer (listed in Item 2.15.3), director or employee of Rubric and except for the normal rights of a Stockholder, warrantholder or optionholder. None of such officers or directors or family members has any interest in any (a) Rubric Intellectual Property or (b) property (other than Rubric Intellectual Property) used in the business of Rubric whether such property is real or personal, tangible or intangible.

               2.15   Employees.

                      2.15.1 Except as set forth in Item 2.15.1, (i) Rubric has no employment contract or consulting agreement currently in effect that is not terminable at will without penalty (subject to such implied employment doctrines such as the covenant of good faith and fair dealing) or payment of compensation by Rubric (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions) and (ii) all employees and consultants of Rubric have executed Rubric's standard form of assignments of copyright and other intellectual property rights to Rubric.

                      2.15.2 Rubric (a) has never been and is not now subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (d) has no current labor dispute. Rubric has good labor relations, and Rubric has no knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations, and has no knowledge that any of its key development or other employees (each of whom is listed on Item 2.15.2) intends to leave its employ.

                      2.15.3 Item 2.15.3 delivered by Rubric to Broadbase herewith contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Rubric or any trade or business which is treated as a single employer with Rubric within the meaning of the Code Section 414(b), (c), (m) or
(o) (each an "ERISA Affiliate") (the "Employee Plans"), including without limitation all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Rubric shall deliver no more than ten days after the date of this Agreement to Broadbase a true and complete copy of, to the extent applicable, (a) all Employee Plans, (b) the most recent annual reports (Form 5500s), (c) each trust agreement related to such Employee Plans, (d) most recent summary plan description for each Employee Plan for which a description is required, (e) the most recent Internal Revenue Service determination letter issued with respect to any Employee Plan, and (f) any contract regarding the funding arrangement for any Employee Plan. Except as set forth in Item 2.15.3, each of the Employee Plans, and its operation and administration, is in compliance in all material respects with each of the respective Employee Plans' terms and all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Except as set forth in Item 2.15.3, all such Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under
Section 401(a) of the Code have received favorable determination opinion, notification or advisory letters with respect to such plans that such plans comply with the Tax Reform Act of 1986 or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified states of each such Employee Plan. In addition, Rubric has never been a participant in any "prohibited transaction," within the meaning of
Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Rubric sponsors as employer or in which Rubric participates as an employer, which was not otherwise exempt pursuant to
Section 408 of ERISA (including, but not limited to, any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under Section 4975 of the Code. Except as set forth in Item 2.15.3, no Employee Plans will be subject to any material surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. Except as set forth in Item 2.15.3, no Employee Plans will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. All Employee Plans, to the extent applicable, are in compliance, with (a) the continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA, (b) the Americans with Disabilities Act of 1990, as amended, and (c) the Family Medical Leave Act of 1993, as amended, and the regulations thereunder.

                      2.15.4 To Rubric's knowledge, no employee of Rubric is in material violation of any term of any employment contract, patent disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Rubric or to use trade secrets or proprietary information of others, and the employment of any employee of Rubric does not subject Rubric to any material liability to any third party.

                      2.15.5 Except as set forth in Item 2.15.5, Rubric is not a party to any (a) agreement with any employee of Rubric (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Rubric in the nature of any of the transactions contemplated by this Agreement, the Agreement of Merger or the Certificate of Merger, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Certificate of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Certificate of Merger. Except as set forth on Item 2.15.5, Rubric is not obligated to make any parachute payment, as defined in Section 280G(b)(2) of the Code, nor will any parachute payment be deemed to have occurred as a result of the transactions contemplated by this Agreement or the Certificate of Merger.

                      2.15.6 A list of all employees, officers and consultants of Rubric and their current compensation and benefits as of the date of this Agreement is set forth on Item 2.15.6.

                      2.15.7 All contributions required by Rubric under the terms of any of the Employee Plans have been made or accrued on Rubric's financial statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date.

               2.16 No Brokers. Except as set forth in Item 2.16, Rubric is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction provided for herein or therein.

               2.17 Disclosure. This Agreement and its exhibits and schedules, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

               2.18 Insurance. Rubric maintains, and at all times during the prior three years, maintained, fire and casualty, workers compensation, general liability, business interruption and product liability insurance (as listed on Item 2.18) which it believes to be reasonably prudent for similarly sized and similarly situated businesses. Item 2.18 sets forth all claims made under insurance policies since December 31, 1997 and the premiums that apply with respect to such insurance policies as of the date of this Agreement. Except as set forth on Item 2.18, Rubric has not changed insurance carriers since December 31, 1997.

               2.19   Environmental Matters.

                      2.19.1 During the period that Rubric has leased the premises currently occupied by it and those premises occupied by it since the date of its incorporation, to Rubric's best knowledge, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on any such premises. Rubric has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to Rubric having taken possession of any of such premises. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this
Section 2.22, "Hazardous Materials" mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date (as defined in Section 6.1 hereof) regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or (vii) any other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

                      2.19.2 To Rubric's knowledge, during the time that Rubric has leased the premises, none of the premises currently leased by Rubric or any premises previously occupied by Rubric is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions in such premises.

                      2.19.3 To Rubric's knowledge, during the time that Rubric has leased the premises currently occupied by it or any premises previously occupied by Rubric, neither Rubric nor any third party, has used, generated, manufactured or stored in such premises or transported to or from such premises any Hazardous Materials.

                      2.19.4 To Rubric's knowledge, during the time that Rubric has leased the premises currently occupied by it or any premises previously occupied by Rubric, there has been no litigation, proceeding or administrative action brought, to Rubric's knowledge threatened in writing against Rubric, or any settlement reached by Rubric with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such premises.

                      2.19.5 To Rubric's knowledge, during the period that Rubric has leased the premises currently occupied by it or any premises previously occupied by Rubric, no Hazardous Materials have been transported from such premises to any site or facility now listed or proposed for listing on the National Priorities List, at 40 C.F.R. Part 300, or any list with a similar scope or purpose published by any state authority.

               2.20 Year 2000 Compliance. Rubric has conducted a reasonable review of all of its software products, the technology, systems and infrastructure used to host and deliver its products and services and all material operating codes, programs, utilities and other software, as well as all hardware and systems, utilized by it (collectively, "Systems") to determine whether such software products and Systems are designed to record, store, process and present millennial dates in the same manner, and with the same functionality, as provided on or before December 31, 1999, and are designed to not lose functionality or degrade in performance as a consequence of such software operating at a millennial date (such design and performance being referred to as "Y-2000 Compliant"). To the extent such review identified software products or Systems that are not Y-2000 Compliant, (a) Rubric has taken, or is planning to take, appropriate corrective action with respect to such software products and Systems, and to Rubric's knowledge as of the date hereof, the costs of such corrective action will not exceed, in the aggregate, $50,000, and (b) such software products and Systems and the related appropriate corrective action is described in Item 2.20. All of Rubric's systems and products are Y-2000 Compliant except where the failure to be Y-2000 Compliant will not have a Rubric Material Adverse Effect or materially impair the performance of any of Rubric's products or services. Except as set forth in Item 2.20, to the knowledge of Rubric, all suppliers of products or services to Rubric are Y-2000 Compliant.

               2.21 Warranties. Except as set forth in Item 2.21, Rubric has not provided to its customers (i) any express warranties, including any warranties related to Y-2000 Compliant issues, regarding the software products and services it provides to such customers or (ii) rights to obtain refunds with respect to any such products or services.

               2.22 Information Supplied. None of the information supplied or to be supplied by Rubric for inclusion in any of the Notice Materials, the Information Statement or the S-4 (all as defined in Section 4.6 below), at the date such information is supplied and at the time of the meeting, or date of the written consent, of the Rubric Stockholders to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               2.23 Corporate Documents. Rubric has made available to Broadbase for examination all documents and information listed in Items 2.1 through 2.25 or other exhibits called for by this Agreement which have been requested by Broadbase's legal counsel, including, without limitation, the following: (a) copies of Rubric's Certificate of Incorporation and Bylaws as currently in effect; (b) Rubric's minute book containing all records of all proceedings, consents, actions and meetings of Rubric's directors and Stockholders; (c) Rubric's stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by any regulatory agency with respect to Rubric, or any securities of Rubric, and all applications for such permits, orders and consents.

               2.24 Books and Records. The books, records and accounts of Rubric
(a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices and (c) accurately and fairly reflect in all material respects the transactions and dispositions of the assets of Rubric.

               2.25 Claims to Rubric Common Stock and Preferred Stock. To Rubric's knowledge, no Rubric Stockholder has claimed any interest in any additional shares of capital stock of Rubric, or any options, warrants or other securities of Rubric, except for the number of shares of Rubric Common Stock which such person is shown to be the owner of on Item 2.3(a), and (b) no third party who is not listed on Item 2.3(a) has made, or has, any claim of entitlement to receive any shares of the capital stock of Rubric, any warrants or other rights to acquire any capital stock of Rubric or any other securities of Rubric.

        3.     REPRESENTATIONS AND WARRANTIES OF BRONCO

               Each of Broadbase and Newco, where applicable, hereby represents and warrants, that, except as set forth on the Broadbase disclosure letter delivered to Rubric herewith:

               3.1 Organization and Good Standing. Each of Broadbase and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

               3.2    Power, Authorization and Validity.

                      3.2.1 Each of Broadbase and Newco has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Broadbase or Newco is or will be a party that are required to be executed pursuant to this Agreement (the "Broadbase Ancillary Agreements") (either or both of the Rubric Ancillary Agreements and the Broadbase Ancillary Agreements, as the context requires the "Ancillary Agreements"). The execution, delivery and performance of this Agreement and the Broadbase Ancillary Agreements have been duly and validly approved and authorized by Broadbase's Board of Directors and Newco's Board of Directors, as applicable.

                      3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Broadbase to enter into, and to perform its obligations under, this Agreement and the Broadbase Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and the filing of appropriate documents with the relevant authorities of other states in which Broadbase is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and
(c) such filings as may be required by the HSR Act.

                      3.2.3 This Agreement and the Broadbase Ancillary Agreements are, or when executed by Broadbase and Newco (as applicable) and the other parties thereto will be, valid and binding obligations of Broadbase and Newco, enforceable against Broadbase and Newco in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification; provided, however, that the Certificate of Merger and the Broadbase Ancillary Agreements will not be effective until the earlier of the Effective Time or the date provided for therein.

               3.3 No Violation. Neither the execution nor delivery of this Agreement or any Broadbase Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Broadbase or Newco, as currently in effect, (b) any federal, state, local or foreign judgment, writ, decree, order, statute or regulation applicable to Broadbase or its assets or properties, or (c) any material instrument or contract to which Broadbase is a party or by which is bound.

               3.4 Disclosure. Broadbase has furnished Rubric with its Registration Statement on Form S-1 filed July 2, 1999, as amended and declared effective by the SEC (as defined herein) (the "S-1"), and all other reports or documents required to be filed by Broadbase pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the declaration of effectiveness of the S-1 (the "Broadbase Disclosure Package"). The Broadbase Disclosure Package, this Agreement, the exhibits and schedules hereto, and any certificates or documents to be delivered to Rubric pursuant to this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

               3.5 Valid Issuance. The Broadbase Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement and the Certificate of Merger, be validly issued, fully paid and nonassessable.

               3.6 Capitalization. As of the dates set forth in the Broadbase Disclosure Package, the authorized capital stock of Broadbase and the numbers of shares of issued and outstanding Broadbase Common Stock were as set forth in the Broadbase Disclosure Package.

               3.7 Broadbase Financial Statements. As of the dates set forth in the Broadbase Disclosure Package, the financial statements of Broadbase included therein (a) were in accordance with the books and records of Broadbase, (b) fairly and accurately represented the financial condition of Broadbase at the respective dates specified therein and the results of operations for the respective periods specified therein and (c) were prepared in accordance with generally accepted accounting principles applied on a consistent basis.

               3.8 Information Supplied. None of the information supplied or to be supplied by Broadbase for inclusion in the Notice Materials and the Information Statement, at the date such information is supplied and at the time of the meeting of the Rubric Stockholders to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               3.9 Litigation. There is no action, proceeding or, to Broadbase's knowledge, investigation pending, nor, to Broadbase's knowledge, are any of the foregoing threatened against Broadbase or Newco before any court or administrative agency that, if determined adversely to Broadbase or Newco, may reasonably be expected to have a Broadbase Material Adverse Effect. There is no action, suit, proceeding, claim, arbitration or investigation pending as to which Broadbase or Newco has received notice of assertion against Broadbase or Newco, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

        4.     RUBRIC PRECLOSING COVENANTS

               During the period from the date of this Agreement until the Effective Time, Rubric covenants to and agrees with Broadbase as follows:

               4.1 Advice of Changes. Rubric will promptly advise Broadbase in writing, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Rubric contained in this Agreement, if made on or as of the date of such event or the Closing Date (as defined in Section 6.1 hereof), untrue or inaccurate in any material respect, and (b) of any Rubric Material Adverse Effect.

               4.2 Maintenance of Business. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. Rubric will use all reasonable efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Rubric becomes aware of a material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of Broadbase in writing and, if requested by Broadbase, will exert all reasonable efforts to restore the relationship.

               4.3 Conduct of Business. Except as provided otherwise herein or as approved or recommended by Broadbase, Rubric will not, without the prior written consent of the Chief Executive Officer or Chief Financial Officer of Broadbase, not to be unreasonably withheld:

                      (a) incur any indebtedness individually or in the aggregate in excess of $100,000 (except as described in Section 5.8 hereof);

                      (b) enter into any transaction or make any commitment involving an expense of Rubric or capital expenditure by Rubric in excess of $100,000 (except as described in Section 5.8 hereof);

                      (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

                      (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

                      (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice or enter into any agreement of the types described in Section 2.11;

                      (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                      (g) except as set forth on Item 4.3(g), pay any bonus, royalty, increased salary (except for increases in the ordinary course of business consistent with past practice) or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements heretofore disclosed in writing to Broadbase) or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 2.15.3;

                      (h) change accounting methods;

                      (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                      (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice;

                      (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

                      (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice;

                      (m) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

                      (n) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock other than the issuance of Rubric Common Stock and Rubric Preferred Stock pursuant to the exercise of options and warrants, or the conversion of Rubric Preferred Stock, outstanding as of the date of this Agreement and the issuance of up to 300,000 additional Rubric Options per calendar month (and the issuance of Rubric Common Stock upon the exercise thereof) to new hires in the ordinary course of business consistent with past practices and Rubric's normal guidelines in effect prior to the date of this Agreement for option grants to such positions (not to exceed options to purchase an aggregate of 50,000 shares of Rubric Common Stock to be granted to any one person), or accelerate the vesting of any outstanding option or other security;

                      (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                      (p) except for the Merger, merge, consolidate or reorganize with, or acquire any entity;

                      (q) amend its Certificate of Incorporation or Bylaws;

                      (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Broadbase for its review prior to filing;

                      (s) license any of Rubric's technology or any of Rubric's Intellectual Property, except for non-exclusive licenses in the ordinary course of business consistent with past practice;

                      (t) change any insurance coverage or issue any certificates of insurance except in the ordinary course of business;

                      (u) terminate the employment of any key employee listed in
Item 2.10(i); or

                      (v) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(u).

               4.4 Certain Agreements. Rubric will use all reasonable efforts to cause all present employees and consultants of Rubric who have not previously executed Rubric's forms of assignments of copyright and other intellectual property rights to Rubric to execute such forms, copies of which are attached hereto as Exhibit 4.4.

               4.5 Necessary Consents. Rubric will use all reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Rubric, in addition to those set forth in Section 4.6, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Broadbase to carry on Rubric's business after the Closing Date (as defined in Section 6.1 hereof).

               4.6    Securities Compliance.

                      4.6.1 Preparation of Permit Application, Hearing Request, Hearing Notice and Information Statement. As promptly as practicable after the date hereof, Broadbase and Rubric shall prepare and file with the California Commissioner of Corporations the documents required by the California Corporate Securities Law of 1968, as amended (the "CCSL") including, but not limited to, any required "Permit Application," "Hearing Request," and "Hearing Notice," pursuant to Sections 25121 and 25142 of the CCSL (collectively, the "Notice Materials"), in connection with the Merger in order to obtain a permit to issue securities (the "Permit") and perfect the exemption from registration provided in Section 3(a)(10) of the Securities Act. Each of Broadbase and Rubric shall use all reasonable efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the CCSL as promptly as practicable after such filing. In addition, Rubric and Broadbase will prepare and Rubric will distribute an information statement (the "Information Statement") along with the Notice Materials, as may be required by California Law, at the earliest practicable date to submit this Agreement, the Merger and related matters for the consideration and approval of the Rubric Stockholders, which approval will be recommended by Rubric's Board of Directors and management. Such Information Statement will contain information, and will be solicited, in compliance with applicable law. Each of Broadbase and Rubric will promptly provide all information relating to their respective business and operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Each of Broadbase and Rubric shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it.

                      4.6.2 S-4 Registration Statement. If Broadbase determines that the Permit is not available or that obtaining the Permit is not practical, Rubric will assist Broadbase and cooperate fully with Broadbase in connection with preparation and filing of a Registration Statement on Form S-4 to register the offer and sale of securities by Broadbase in connection with the Merger and the solicitation of proxies or written consents for the approval of this Agreement and the Merger by the Rubric Stockholders (the "S-4") which Broadbase will prepare and file with the SEC as provided in Section 5.4. Each of Broadbase and Rubric shall use reasonable efforts to cause the S-4 to become effective as promptly as practicable. The S-4, including the proxy statement/prospectus used in connection therewith and all related materials will contain information, and all related materials will contain information, and such proxies will be solicited, in accordance with applicable law. Each of Broadbase and Rubric will promptly provide all information relating to Broadbase or Rubric, as applicable, for inclusion in the S-4 and such proxy statement/prospectus to satisfy the requirements of all applicable state and federal securities laws. Each of Broadbase and Rubric shall be solely responsible for any statement, information or omission in the S-4 and such proxy statement/prospectus relating to it or its affiliates based upon written information furnished by it.

               4.7    Approval of Rubric Stockholders.

                      (a) Rubric Stockholder Approval. Rubric will hold a special meeting or solicit written consent of its Stockholders at the earliest practicable date following issuance of the Permit or the effectiveness of the S-4 to submit this Agreement, the Merger and related matters for the consideration and approval of the Rubric Stockholders. Approval of this Agreement, the Merger and related matters will be recommended by Rubric's Board of Directors and management, and Rubric's Board of Directors and management will use all reasonable efforts to obtain such approval from all the Rubric Stockholders. Any meeting will be called, held and conducted, and any proxies or Stockholder written consents will be solicited, in compliance with applicable law. Rubric's obligation to hold a special meeting or solicit written content of its Stockholders shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Rubric of any Acquisition Proposal (as defined in Section 4.8) (including a Superior Offer (as defined in Section 4.7(c)), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Rubric to the Rubric Stockholders to approve this Agreement and the Merger.

                      (b) Subject to Section 4.7(c): (i) the Board of Directors of Rubric shall recommend that the Rubric Stockholders approve this Agreement and the Merger; (ii) the Information Statement, if any, and the written consent of Stockholders shall include a statement to the effect that the Board of Directors of the Rubric has recommended that the Rubric Stockholders approve this Agreement and the Merger; and (iii) neither the Board of Directors of Rubric nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Broadbase, the recommendation of the Board of Directors of Rubric that the Rubric Stockholders vote in favor of and approve this Agreement and the Merger.

                      (c) Nothing in this Agreement shall prevent the Board of Directors of Rubric from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Superior Offer (as defined herein) is made to Rubric and is not withdrawn, (ii) Rubric shall have provided written notice to Broadbase (a "Notice of Superior Offer") advising Broadbase that Rubric has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer, (iii) Broadbase shall not have, within five business days of Broadbase's receipt of the Notice of Superior Offer, made an offer that the Rubric Board by a majority vote determines in its good faith judgment (after consultation with its financial adviser) to be at least as favorable to the Rubric Stockholders as such Superior Offer (it being agreed that the Board of Directors of Rubric shall convene a meeting to consider any such offer by Broadbase promptly following the receipt thereof), (iv) the Board of Directors of Rubric concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Rubric to comply with its fiduciary obligations to the Rubric Stockholders under applicable law and (v) Rubric shall not have violated any of the restrictions set forth in Section 4.8 or this Section 4.7. The Board of Directors of Rubric shall provide Broadbase with at least three business days prior notice (or such lesser prior notice as provided to the members of Rubric's Board of Directors but in no event less than twenty-four
(24) hours) of any meeting of Rubric's Board of Directors at which Rubric's Board of Directors is reasonably expected to consider any Acquisition Proposal (as defined in Section 4.8) to determine whether such Acquisition Proposal is a Superior Offer. Nothing contained in this Section 4.7 shall limit Rubric's obligation to seek the approval of the Rubric Stockholders with respect to this Agreement and the Merger. For purposes of this Agreement "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Rubric pursuant to which the Stockholders of Rubric immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Rubric), directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of Rubric, on terms that the Board of Directors of Rubric determines, in its reasonable judgment (after consultation with its financial adviser) to be more favorable to the Rubric Stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not likely in the reasonable judgment of the Board of Directors of Rubric to be obtained by such third party on a timely basis.

                      (d) Nothing contained in this Agreement shall prohibit Rubric or its Board of Directors from taking and disclosing to its Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act of 1934.

               4.8    No Solicitation.

                      (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Section 9, Rubric and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined);
(ii) furnish to any person any non-public information with respect to any Acquisition Proposal; (iii) participate or engage in any discussions or negotiations with any person with respect to any Acquisition Proposal, except that Rubric may inform third parties, in response to unsolicited inquiries, of the existence of these provisions; (iv) except as permitted by Section 4.7(c), approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any contract, agreement, agreement in principle or commitment contemplating or otherwise relating to any Acquisition Transaction (as hereinafter defined); provided, however, that prior to the approval of this Agreement and the Merger by the Rubric Stockholders at a meeting of the Rubric Stockholders or by written consent, this Section 4.8(a) shall not prohibit Rubric from furnishing nonpublic information regarding Rubric and its subsidiaries to, or entering into discussions with, any person or group who has submitted (and not withdrawn) to Rubric an unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of Rubric reasonably concludes (after consultation with its financial adviser) may constitute, or may be reasonably expected to lead to, a Superior Offer if (1) neither Rubric nor any representative of Rubric or its subsidiaries shall have violated any of the restrictions set forth in this Section 4.8, (2) the Board of Directors of Rubric concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Rubric to comply with its fiduciary obligations to Rubric's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, Rubric gives Broadbase written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of Rubric's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Rubric receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to Rubric's confidential information as the non-disclosure agreement between Rubric and Broadbase executed prior to this Agreement, (4) Rubric gives Broadbase at least three business days advance notice of its intent to furnish such nonpublic information or enter into such discussions, and (5) contemporaneously with furnishing any such nonpublic information to such person or group, Rubric furnishes such nonpublic information to Broadbase (to the extent such nonpublic information has not been previously furnished by Rubric to Broadbase). Rubric and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Rubric or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Rubric or any of its subsidiaries shall be deemed to be a breach of this Section 4.8 by Rubric unless such communication was unauthorized by Rubric and Rubric terminates any such discussions promptly following discovery of such unauthorized communication. Notwithstanding any provision of this Agreement to the contrary, Rubric will be allowed to pursue financing alternatives that do not constitute a change of control of Rubric in the event Broadbase does not comply with its obligations under Section 5.8

                      For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Broadbase) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Rubric by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of Rubric or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of Rubric, or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Rubric; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of Rubric; or (C) any liquidation or dissolution of Rubric.

                      (b) In addition to the obligations of Rubric set forth in paragraph (a) of this Section 4.8, Rubric as promptly as practicable shall advise Broadbase orally and in writing of any request for non-public information or any other inquiry which Rubric reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request, inquiry or Acquisition Proposal, and the identity of the person or group making any such request, inquiry or Acquisition Proposal. Rubric will keep Broadbase informed as promptly as practicable in all material respects of amendments to any such request, inquiry or Acquisition Proposal.

               4.9 Regulatory Approvals. Rubric will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Broadbase may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Rubric will use all reasonable efforts to obtain or assist Broadbase in obtaining all such authorizations, approvals and consents.

               4.10 Access to Information. Until the Closing Date (as defined in
Section 6.1 hereof) and subject to the terms and conditions hereof relating to the confidentiality and use of confidential and proprietary information, Rubric will provide Broadbase and its agents with reasonable access, during regular business hours, to the files, books, records and offices of Rubric, including, without limitation, any and all information relating to Rubric taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition, and specifically including, without limitation, access to Rubric source code reasonably necessary for Broadbase to complete its diligence review of Rubric products and technology. Rubric will cause its accountants to cooperate with Broadbase and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

               4.11 Satisfaction of Conditions Precedent. Rubric will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Rubric will use all commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

               4.12 Blue Sky Laws. Rubric shall use reasonable efforts to assist Broadbase to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

               4.13 Notification of Employee Problems. Rubric will promptly notify Broadbase if any of Rubric's officers becomes aware that any of the key employees listed in Item 2.15.2 intends to leave its employ.

               4.14 Rubric Affiliates. To help ensure that the issuance of Broadbase Common Stock in the Merger complies with the Securities Act, concurrently with the execution of this Agreement Rubric will deliver a letter identifying all persons who are, in Rubric's reasonable judgment, "affiliates" of Rubric at the time this Agreement is executed (the "Rubric Affiliates"). Rubric will provide Broadbase with all information and documents needed to evaluate this list for compliance with securities laws. Broadbase will cause the shares of Broadbase Common Stock issued to Rubric Affiliates in connection with the Merger to bear legends with respect to any applicable limitations on transfer under Rule 145 promulgated under the Securities Act.

               4.15 Rubric Dissenting Shares. As promptly as practicable after the date the Information Statement is distributed to Rubric Stockholders and prior to the Closing Date, Rubric shall furnish Broadbase with the name and address of each Rubric Stockholder who has up to such time dissented and the number of shares owned by such Rubric Stockholders (the "Dissenting Shares").

               4.16 Litigation. Rubric will notify Broadbase in writing promptly after learning of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Rubric or threatened against it.

               4.17 Certain Employee Benefits. As soon as practicable after the execution of this Agreement, Rubric and Broadbase shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for Rubric and its Subsidiaries' employees following the Merger. Rubric and its Subsidiaries shall take such actions as are necessary to terminate such Employee Plans as are requested by Broadbase to be terminated, provided that those Rubric and Subsidiary employees who are eligible to participate in each such Employee Plan shall be provided the opportunity to participate in a substantially comparable employee benefit plan maintained by Broadbase and provided further that Broadbase requests such termination no later than ten days prior to the Closing Date. Rubric agrees that it and its Subsidiaries shall terminate any and all group severance, separation, retention and salary continuation plans, programs or arrangements (other than the change of control agreements described in Item 2.15.5(a)(i) entered into by certain individuals to effect transactions contemplated by this Agreement) prior to the Closing.

               4.18 Employment Agreements. Anu Shukla, Chris Maeda, Hal Steger and Tom Alliotti shall each execute and deliver to Broadbase Employment Agreement substantially in the form of Exhibits 4.18 A, B, C and D attached hereto.

               4.19 Audited Financial Statements. Rubric shall use all reasonable efforts to generate and deliver to Broadbase as soon as practicable (and in no event later than January 30, 2000) an audited balance sheet, income statement and statement of cash flows, and related footnotes, together with the report of Rubric's independent accountants, prepared in accordance with generally accepted accounting principles, for each fiscal year since Rubric's inception (including but not limited to fiscal year 1999).

        5.     BRONCO COVENANTS

               During the period from the date of this Agreement until the Effective Time, Broadbase covenants to and agrees with Rubric as follows:

               5.1 Access to Information. Until the Closing Date (as defined in
Section 6.1 hereof) and subject to the terms and conditions hereof relating to confidentiality and use of confidential and proprietary information, Broadbase will provide Rubric and its agents with reasonable access to its management and officers and material information regarding Broadbase, including, without limitation, material information relating to Broadbase's business, intellectual property and financial condition. Broadbase will cause its accountants to cooperate with Rubric's accountants in making available all financial information reasonably requested to evaluate Broadbase's financial package.

               5.2 Satisfaction of Conditions Precedent. Broadbase will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7, and Broadbase will use all commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

               5.3 Regulatory Approvals. Broadbase will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Rubric may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Broadbase will use all commercially reasonable efforts to obtain all such authorizations, approvals and consents.

               5.4 Preparation of Permit Application, Hearing Request and Hearing Notice. As promptly as practicable after the date hereof, Broadbase, with Rubric's assistance, shall prepare and file with the California Commissioner of Corporations the Notice Materials, including the Permit Application, Hearing Request and Hearing Notice, in connection with the Merger. Broadbase, with Rubric's assistance, shall use all reasonable efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the CCSL as promptly as practicable after such filing; provided however, that if notwithstanding such exercise of all reasonable efforts, the parties fail to have the Permit Application, Hearing Request and Hearing Notice declared effective under the CCSL, the parties agree that Broadbase, with Rubric's assistance, shall promptly prepare and file the S-4 with the Securities and Exchange Commission.

               5.5 Indemnification of Directors and Officers; Directors & Officers Insurance.

                      (a) From and after the Effective Time, Broadbase will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Rubric pursuant to any indemnification agreements between Rubric and its directors and officers as of or prior to the date hereof (or indemnification agreements in Rubric's customary form for directors joining Rubric's Board of Directors prior to the Effective Time) and any indemnification provisions under Rubric's Certificate of Incorporation or bylaws as in effect immediately prior to the Effective Time.

                      (b) For a period of three years after the Effective Time, Broadbase will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, were scheduled to be covered by Rubric's directors' and officers' liability insurance policy (the "Insured Parties").

                      (c) The provisions of this Section 5.5 are intended to be for the benefit of, and will be enforceable by, each Insured Party entitled to indemnification hereunder and the heirs and representatives of such Insured Party. Broadbase will not permit the Surviving Corporation to merge or consolidate with any other entity unless the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by this
Section 5.5.

               5.6 Advice of Changes. Broadbase will promptly advise Rubric in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Broadbase contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, and (b) of any Broadbase Material Adverse Effect.

               5.7 Necessary Consents. Broadbase will use all commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate for Broadbase, in addition to those set forth in Section 4.6, to facilitate and allow the consummation of the transactions provided for herein and to allow Broadbase to carry on Rubric's business after the Effective Time.

               5.8 Interim Financing. Provided this Agreement has not been terminated by Rubric as provided in Section 9, Broadbase agrees to lend up to an aggregate of $3,000,000 to Rubric (up to $1,000,000 in any one calendar month) for the purpose of financing operating expenses incurred in the ordinary course of business, pursuant to the terms set forth in the form of note attached hereto as Exhibit E, and subject to execution and delivery of such note by Rubric. Each advance of all or any portion of such loan shall be subject to the conditions that (a) the representations and warranties of Rubric set forth in this Agreement shall be true and correct as of the time of such advance, (b) Rubric shall not have breached any material covenant contained in this Agreement, and
(c) Rubric shall have given Broadbase at least five (5) days' written notice requesting such advance and affirming that the conditions described in clauses
(a) and (b) have been satisfied.

               5.9 Employee Benefit Plans.

                      (a) Broadbase agrees that individuals who are employed by Rubric or any Subsidiary immediately prior to the Effective Time shall remain employees of Rubric or become employees of Broadbase following the Effective Time (each such employee, an "Affected Employee"); provided, however, that this
Section 5.9(a) shall not be construed to limit the ability of the applicable employer to terminate the employment of any Affected Employee at any time for any reason.

                      (b) To the extent that Affected Employees become eligible to participate in any employee benefit plans or arrangements maintained by Broadbase, Broadbase will, give Affected Employees full credit for purposes of eligibility (including service and waiting period requirements), vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements maintained by Broadbase, for such Affected Employees' service with Rubric or any Subsidiary to the same extent recognized by either Rubric or a Subsidiary for the comparable employee benefit program immediately prior to the Effective Time.

                      (c) To the extent consistent with the terms of Broadbase's employee benefit plans and programs as applied to eligible Broadbase employees, Broadbase will, or will cause Rubric to waive all limitations as to preexisting conditions, exclusions and waiting periods and service requirements with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time. In the event that Broadbase causes the termination of an Employee Plan which is a group health plan prior to the end of the 1999 calendar year, Broadbase shall take such actions as are commercially reasonable to provide each such affected participant with credit for any co-payments and deductibles paid prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements for the 1999 calendar year under the comparable group health plan maintained by Broadbase in which each such affected participant is eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of Rubric or the funding of any such benefit.

        6.     CLOSING MATTERS

               6.1 The Closing. Subject to termination of this Agreement as provided in Section 9 below, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m., Pacific Time no later than the third business day after all conditions to closing have been satisfied or waived (the "Closing Date"). Prior to or concurrently with the Closing, the Certificate of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the office of the Delaware Secretary of State.

               6.2    Exchange of Certificates.

                      6.2.1 As of the Effective Time, all shares of Rubric Common Stock and Rubric Preferred Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares (other than dissenters' shares) will be converted into the right to receive from Broadbase the number of shares of Broadbase Common Stock determined as set forth in Section 1.1, subject to Sections 1.2 and
1.3 hereof.

                      6.2.2 At and after the Effective Time, each certificate representing outstanding shares of Rubric Common Stock and Rubric Preferred Stock will represent the number of shares of Broadbase Common Stock into which such shares of Rubric Common Stock and Rubric Preferred Stock have been converted, and such shares of Broadbase Common Stock will be deemed registered in the name of the holder of such certificate. As soon as practicable after the Effective Time, each holder of shares of Rubric Common Stock and Rubric Preferred Stock (a) will surrender (i) the certificates for such shares (the "Rubric Certificates") to Broadbase for cancellation or (ii) an affidavit of lost certificate (or nonissued) and a bond in form reasonably satisfactory to Broadbase (a "Bond"), (b) will execute and deliver representations as to such Rubric Stockholders' valid and marketable title to such holder's shares of Rubric Common Stock and Rubric Preferred Stock (the "Rubric Stockholder Representations"), and (c) will execute and deliver to Broadbase a letter of transmittal in which such holder agrees, among other things, to be bound by the provisions of Section 1.9 and Article 10 of this Agreement, consenting to the appointment of the Stockholder's Representative, and consenting to the termination of Rubric's Second Amended and Restated Rights Agreement and terminating and waiving any further rights that such holder may have under the Rubric Second Amended and Restated Rights Agreement (the "Letter of Transmittal"). Promptly following the Effective Time and receipt of Rubric Certificates and/or the Bonds, the Rubric Stockholder Representations and the Letter of Transmittal, Broadbase will cause its transfer agent to issue to such surrendering holder certificate(s) for the number of shares of Broadbase Common Stock to which such holder is entitled pursuant to Section 1.1, subject to
Section 1.2 hereof (i.e. excluding such holder's pro rata portion of the Escrow Shares), and Broadbase will distribute any cash payable under Sections 1.2 and
1.3 hereof (i.e. excluding such holder's pro rata portion of the Escrow Shares, and Broadbase will distribute any cash payable under Sections 1.2 and 1.3 hereof).

                      6.2.3 All shares of Broadbase Common Stock (and, if applicable, cash in lieu of fractional shares) delivered upon the surrender of Rubric Certificates in accordance with the terms hereof will be delivered to the registered holder or placed in escrow with the Escrow Agent. After the Effective Time, there will be no further registration of transfers of the shares of Rubric Common Stock and Rubric Preferred Stock on the stock transfer books of Rubric. If, after the

Effective Time, Rubric Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered as provided in this Section 6.2. Notwithstanding anything herein to the contrary, except to the extent waived by Broadbase, any Rubric Certificate that is not properly submitted to Broadbase for exchange and cancellation within three years after the Effective Time shall no longer evidence ownership of or any right to receive shares of Broadbase Common Stock and all rights of the holder of such Rubric Certificate, with respect to the shares previously evidenced by such Rubric Certificate, shall cease.

                      6.2.4 Until Rubric Certificates representing Rubric Common Stock and Rubric Preferred Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of (a) the number of shares of Broadbase Common Stock into which the shares of Rubric Common Stock and Rubric Preferred Stock will have been converted and (b) if applicable, cash in lieu of fractional shares.

               6.3 Assumption of Warrants and Options. Within a reasonable time period, and in any event within thirty (30) days, after the Effective Time, Broadbase will notify in writing each holder of an Rubric Option or Rubric Warrant of: (i) the assumption of such Rubric Options or Rubric Warrants, as applicable, by Broadbase, (ii) the conversion of such Rubric Options into Broadbase Options or the conversion of such Rubric Warrants into Broadbase Warrants, as applicable, (iii) the number of shares of Broadbase Common Stock that are subject to such Broadbase Options and Broadbase Warrants and (iv) the exercise price of such Broadbase Options as determined pursuant to Section 1.1.2 hereof and the exercise price of such Broadbase Warrants as determined pursuant to Section 1.1.3 hereof. Within a reasonable time period, and in any event within thirty (30) days following the Effective Time, Broadbase shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to shares of Broadbase Common Stock subject to Broadbase Options and shall use all commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

               6.4 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any shares of Rubric Common Stock or Rubric Preferred Stock that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 262 of the Delaware General Corporations Law shall not be converted into or represent the right to receive Broadbase Common Stock in accordance with Section 1.1.1 (or cash in lieu of fractional shares in accordance with Section 1.2), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the Delaware General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares," shall not be perfected, or if any such shares lose their status as "dissenting shares," then, as of the latter of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon surrender of the certificate or certificates representing such shares) Broadbase Common Stock in accordance with Section 1.1.1 (and cash in lieu of fractional shares in accordance with Section 1.2).

               6.5 Employee Plans. As of the Effective Time, Broadbase and Rubric shall take such actions as are necessary to effect the mutually acceptable employee benefit and compensation arrangements as determined pursuant to Section 4.17.

        7.     CONDITIONS TO OBLIGATIONS OF RUBRIC

        Rubric's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Rubric, but only in a writing signed on behalf of Rubric by its Chief Executive Officer or Chief Financial Officer):

               7.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Broadbase set forth in Section 3 of this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct as of the date hereof and at and as of such particular date as if made at and as of such particular date; provided that if any of such representations and warranties shall not be true and correct as aforesaid, then this condition shall nevertheless be deemed satisfied if the cumulative effect of all inaccuracies of such representations and breaches of such warranties shall not be or have a Broadbase Material Adverse Effect, and Rubric shall have received a certificate to such effect executed on behalf of Broadbase by its Chief Executive Officer or Chief Financial Officer.

               7.2 Covenants. Broadbase shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing Date, and Rubric shall have received a certificate to such effect executed on behalf of Broadbase by its Chief Executive Officer or Chief Financial Officer.

               7.3. Absence of Material Adverse Effect. There shall not have been any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of Broadbase.

               7.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

               7.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

               7.6 Opinion of Broadbase's Counsel. Rubric shall have received from Fenwick & West LLP, counsel to Broadbase, an opinion in the form attached hereto as Exhibit F.

               7.7 Permit. The California Commissioner of Corporations shall have issued a permit declaring the Permit Application, Hearing Request and Hearing Notice with respect to the Merger effective, or the issuance of the Broadbase Common Stock in connection with the Merger shall have been registered pursuant to an S-4 Registration Statement declared effective by the Securities and Exchange Commission (the "SEC").

               7.8 Requisite Approvals. The principal terms of this Agreement and the Certificate of Merger shall have been approved and adopted by the written consent or vote of the Rubric Stockholders, as required by applicable law and Rubric's Certificate of Incorporation and Bylaws.

               7.9 Employment Agreements. Broadbase shall have executed and delivered the Employment Agreements.

               7.10 Hart-Scott-Rodino Compliance. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

               7.11 Tax Opinions. Broadbase and Rubric shall each have received written opinions from their respective tax advisors (Ernst & Young LLP and Wilson Sonsini Goodrich & Rosati, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

        8.     CONDITIONS TO OBLIGATIONS OF BRONCO

               The obligations of Broadbase hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Broadbase, but only in a writing signed on behalf of Broadbase by its Chief Executive Officer or Chief Financial Officer):

               8.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Rubric set forth in Section 2 of this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date as if made at and as of such time, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct at and as of such particular date as if made at and as of such particular date; provided that if any of such representations and warranties shall not be true and correct as aforesaid, then this condition shall nevertheless be deemed satisfied if the cumulative effect of all inaccuracies of such representations and breaches of such warranties shall not be or have a Rubric Material Adverse Effect, and Broadbase shall have received a certificate to such effect executed on behalf of Rubric by its Chief Executive Officer or Chief Financial Officer.

               8.2 Covenants. Rubric shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing and Broadbase shall have received a certificate to such effect signed on behalf of Rubric by its Chief Executive Officer or Chief Financial Officer.

               8.3 Absence of Material Adverse Effect. There shall have not been any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of Rubric.

               8.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

               8.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

               8.6 Opinion of Rubric's Counsel. Broadbase shall have received from Wilson Sonsini Goodrich & Rosati, counsel to Rubric, an opinion in the form attached hereto as Exhibit G.

               8.7 Requisite Approvals. The principal terms of this Agreement and the Certificate of Merger shall have been approved and adopted by the written consent or vote of the Rubric Stockholders, as required by applicable law and Rubric's Certificate of Incorporation and Bylaws and by Rubric's Board of Directors.

               8.8 Documents. Broadbase shall have received (a) all written consents, assignments, waivers, authorizations or other certificates set forth on Exhibit H, and (b) any other written consents, assignments, waivers, authorizations or other certificates where, in the case of this clause (b), the failure to have received the same shall have a Rubric Material Adverse Effect.

               8.9 Employment Agreements. The individuals identified in Section
4.18 hereof shall have executed and delivered to Broadbase the Employment Agreements.

               8.10 Termination of Rights. Any registration rights, rights of first refusal, rights to any liquidation preference, or redemption rights of any Rubric Stockholder shall have been terminated or waived as of the Closing.

               8.11 Resignations. The directors of Rubric in office immediately prior to the Effective Time of the Merger shall have resigned as directors of Rubric effective as of the Effective Time of the Merger.

               8.12 Permit. The California Commissioner of Corporations shall have issued a permit declaring the Permit Application, Hearing Request and Hearing Notice with respect to the Merger effective, or the issuance of the Broadbase Common Stock in connection with the Merger shall have been registered pursuant to an S-4 Registration Statement declared effective by the SEC.

               8.13 Hart-Scott-Rodino Compliance. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

               8.14 Dissenting Shares. The number of shares of Rubric Common Stock or Rubric Preferred Stock eligible to become dissenting shares shall not constitute more than nine percent 9% of the total number of shares of Rubric Common Stock (on an as-if converted to Rubric Common Stock basis) outstanding immediately prior to the Effective Time.

        9.     TERMINATION OF AGREEMENT

               9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Stockholders of Rubric:

                      (a) by the mutual written consent of Broadbase and Rubric;

                      (b) unless otherwise specifically provided herein or agreed in writing by Broadbase and Rubric, upon notice by either party, this Agreement will be terminated if all the conditions to Closing have not been satisfied or waived on or before April 15, 2000, or, if on or before such date Broadbase files the S-4 due to the unavailability of the Securities Act Section 3(a)(10) exemption, on or before June 15, 2000 (the "Final Date") other than as a result of a breach of this Agreement by the terminating party;

                      (c) by Broadbase (at any time prior to the approval of this Agreement and the Merger by the required vote of the stockholders of Rubric) if a Triggering Event (as defined below) shall have occurred;

                      (d) by Rubric, if there has been a breach by Broadbase of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Broadbase, or if any representation of Broadbase will have become untrue, in either case to an extent that would cause the conditions set forth in
Section 7.1 or 7.2 not to be satisfied and which Broadbase fails to cure within a reasonable time, not to exceed thirty (30) days, after written notice thereof (except that no cure period will be provided for a breach by Broadbase which by its nature cannot be cured);

                      (e) by Broadbase, if there has been a breach by Rubric of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Rubric, or if any representation of Rubric will have become untrue, in either case to an extent that would cause the conditions set forth in
Section 8.1 or 8.2 not to be satisfied and which Rubric fails to cure within a reasonable time not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Rubric which by its nature cannot be cured);

                      (f) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable. Any termination of this Agreement under this Section 9.1 will be effective by the delivery of written notice of the terminating party to the other party hereto; or

                      (g) by either Rubric or Broadbase if the required approval of the Rubric Stockholders contemplated by this Agreement shall not have been obtained by either (i) the failure to obtain the required vote at a meeting of the Rubric Stockholders duly convened therefore or at any adjournment thereof or
(ii) the failure to obtain the required approval by written consent of the Rubric Stockholders, in either case within 20 days after the issuance of Permit by the California Commissioner of Corporations pursuant to a fairness hearing or the effectiveness of the S-4 with respect to the issuance of securities in the Merger; provided, however, that the right to terminate this Agreement under this
Section 9.1(g) shall not be available to a party where the failure to obtain the Rubric Stockholder approval shall have been caused by the action or failure to act of such party (or an officer, stockholder or director of such party) and such action or failure to act constitutes a material breach of this Agreement or any of the Voting Agreements.

                      For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Rubric or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Broadbase its recommendation in favor of the approval of this Agreement or the Merger; (ii) Rubric shall have failed to include in the Information Statement the recommendation of the Board of Directors of

Rubric in favor of the approval of this Agreement and the Merger; (iii) the Board of Directors of Rubric fails to reaffirm its recommendation in favor of the adoption and approval of this Agreement and the Merger within 10 business days after Broadbase requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iv) the Board of Directors of Rubric or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (v) Rubric shall have entered into any letter of intent of similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Rubric shall have been commenced by a person or entity unaffiliated with Broadbase, and Rubric shall not have sent to its Stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Rubric recommends rejection of such tender or exchange offer.

               9.2    Fees and Expenses.

               (a) General. Except as set forth in this Section 9.2, each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Merger is consummated, Broadbase will pay at or immediately following the Closing the reasonable investment banking, accounting and attorneys' fees and expenses and other fees and expenses incurred by Rubric in connection with the Merger ("Rubric's Expenses"). Rubric will not incur in connection with the Merger more than $500,000 in such fees and expenses (excluding investment banking fees and expenses, which shall be paid by the Surviving Corporation in accordance with any existing fee arrangement disclosed to Broadbase prior to the date of this Agreement) unless any such fees or expenses incurred by Rubric in excess of the applicable amount set forth for above are paid by the Rubric Stockholders on or before the Closing.

               (b)    Rubric Payments.

                      (i) In the event that this Agreement is terminated by Broadbase pursuant to Section 9.1(c), Rubric shall promptly, but in no event later than two days after the date of such termination, pay Broadbase in immediately available funds a fee equal to $15,000,000 (the "Termination Fee") plus an amount equal to Broadbase's reasonable accounting and attorneys' fees and expenses and other fees and expenses incurred by Broadbase with respect to this Agreement and the transactions contemplated hereby ("Broadbase's Expenses");

                      (ii) In the event that this Agreement is terminated by Broadbase pursuant to Section 9.1(e) or pursuant to Section 9.1(b) (at a time when Broadbase is also entitled to terminate this Agreement under
        Section 9.1(e)), or by either Broadbase or Rubric pursuant to Section 9.1(g), and within 12 months following the termination of this Agreement a Competing Transaction (as defined below) is consummated or Rubric enters into an agreement providing for a Competing Transaction, then Rubric shall, within two days after the consummation of a Competing Transaction, pay Broadbase in immediately available funds an amount equal to the Termination Fee plus Broadbase's Expenses.

                      (iii) Rubric acknowledges that the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Broadbase would not enter into this Agreement; accordingly, if Rubric fails to pay in a timely manner the amounts due pursuant to this Section 9.2(b), and, in order to obtain such payment, Broadbase makes a claim that results in a judgment against Rubric for the amounts set forth in this Section 9.2(b), Rubric shall pay to Broadbase its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 9.2(b) at the prime rate of Bank of America in effect on the date such payment was required to be made. Payment of the fees described in this Section 9.2(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

               (c) In the event that Rubric shall terminate this Agreement pursuant to Section 9.1(d), then Broadbase shall immediately pay to Rubric immediately available funds an amount equal to the Termination Fee plus an amount equal to Rubric's reasonable accounting and attorneys' fees and expenses and other fees and expenses incurred by Rubric with respect to this Agreement and the transactions contemplated hereby ("Broadbase's Expenses"). Such payment shall be treated as liquidated damages and shall be in lieu of any other payments for damages incurred by Rubric or its Stockholders for any non-willful breach of this Agreement by Broadbase.

               (d) Neither Rubric nor Broadbase shall be entitled to reimbursement for Rubric's Expenses or Broadbase's Expenses in excess of $2,000,000 in the aggregate.

               (e) For the purposes of this Section 9.2, a "Competing Transaction" shall mean any of the following involving Broadbase or Rubric (as the case may be) other than the Merger: (a) any merger, consolidation, share exchange, business combination or other similar transaction in which a majority of Rubric's voting stock is transferred to any third party; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of such party and its subsidiaries, taken as a whole in single transaction or series of transactions; (c) any license, joint venture or other arrangement pursuant to which Rubric provides or permits exclusive access to all or a majority of its intellectual property (on a value basis) to a third party;
(d) any tender offer or exchange offer for 50% or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith; or (e) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the outstanding voting securities of such party.

               9.3 Notice of Termination and Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.3, Section 9.2 and Article 11, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties pursuant to any agreement to maintain the confidentiality of information regarding the other party, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        10. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

               10.1 Survival of Representations. All representations, warranties and covenants of Broadbase and Rubric contained in this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the parties to this Agreement, and will survive the Effective Time for a period of twelve (12) months.

               10.2 Agreement to Indemnify. Subject to the limitations set forth in this Section 10, the holders of the Outstanding Rubric Stock immediately prior to the Effective Time (each, an "Indemnifying Stockholder") will severally indemnify and hold harmless Broadbase and its officers, directors, agents and employees, and each person, if any, who controls or may control Broadbase within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses, including without limitation, reasonable legal fees and costs (hereinafter referred to as "Damages"):

                      (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Rubric in this Agreement or any certificate, document or instrument delivered by or on behalf of Rubric pursuant hereto; or

                      (b) resulting from any failure of such Indemnifying Stockholder to have good, valid and marketable title to the issued and outstanding Rubric Stock held by such Indemnifying Stockholder, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever.

                      For purposes of the foregoing clause (a), the existence of a breach of or misrepresentation in any of the representations set forth in
Section 2.12 shall be determined without regard to any qualification or reference to the "knowledge" of Rubric or "Rubric's knowledge."

                      For purposes of the foregoing clause (b), the Indemnified Person may only seek and recover Damages from the Indemnifying Stockholder who failed to have good, valid and marketable title to the issued and outstanding Rubric Stock held by such Indemnifying Stockholder, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever.

               10.3 Limitations. Except with respect to Sections 10.2(c) and 10.2(d), the indemnification provided for in Section 10 will not apply unless and until the aggregate Damages for which one or more Indemnified Persons seek indemnification under Section 11 exceeds $310,000 (the "Basket"), in which event the indemnification provided for in Section 10 will include all Damages in excess of the amount of the Basket. The aggregate Damages for which the Indemnifying Stockholders will be liable hereunder, or any other theory of liability, shall not exceed the aggregate value of the Escrow Shares (with each Escrow Share to be valued in the manner set forth in the Escrow Agreement) and the Escrow Shares shall be Broadbase's sole and exclusive remedy against the indemnifying Stockholders. The foregoing limitations and Basket shall not be applicable to any claim against any Indemnifying Stockholder in the event of fraud by such Indemnifying Stockholder or to any claim against such Indemnifying Stockholder of the type described in Section 10.2(b) hereof.

               10.4 Procedure for Asserting Claims. If Broadbase wishes to assert a claim against the Escrow Shares for indemnification pursuant to this
Section 10 (a "Claim"), Broadbase shall deliver to Thomas Bredt, as agent of the Indemnifying Stockholders (the "Stockholders' Representative"), a certificate signed by an officer of Broadbase (a "Claim Certificate") providing notice of such claim and specifying in reasonable detail the manner in which the Damages were paid, incurred or otherwise arose, and the nature of the breach, misrepresentation or other matter to which such Claim is related. Broadbase shall act reasonably and in good faith in preparing any such Claim Certificate and in specifying any alleged Claim. If the Stockholders' Representative disputes the Claim, Stockholders' Representative shall notify Broadbase of such disagreement within twenty (20) days of the receipt from Broadbase of the Claim Certificate. Thereupon, Broadbase and the Stockholders' Representative will, during the thirty (30) day period following delivery of the Claim Certificate, negotiate in good faith to resolve their differences with respect to the Claim. Upon the expiration of such 30-day period, Broadbase shall deduct from the Escrow Shares the amount of the original Claim (with each deducted Escrow Share to be valued in the manner set forth in the Escrow Agreement) or, if Broadbase and the Stockholders' Representative have agreed on a different amount, reflected in a written memorandum signed by both parties, such different amount. If the Stockholders' Representative does not object in the manner set forth above to the Claim presented in the Claim Certificate, Broadbase shall deduct the amount of the Claim from the Escrow Shares as provided in the Escrow Agreement. If no agreement on the resolution of the Claim within the thirty (30) day period referenced above, the Claim shall be resolved according to the procedure set forth in Section 11 hereof.

               10.5 Matters Involving Third Parties. If any third party shall notify Broadbase or any Indemnified Person with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Indemnifying Stockholders, Broadbase or the Indemnified Person shall promptly notify the Stockholders' Representative in writing; provided, however, that no delay on the part of Broadbase or the Indemnified Person in notifying the Stockholders' Representative shall relieve the Indemnifying Stockholders from any obligation hereunder except to the extent that the Indemnifying Stockholders are materially prejudiced by any such failure. Broadbase or the Indemnified Person may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner Broadbase or such Indemnified Person reasonably deems appropriate, and the Indemnifying Stockholders will remain responsible for any damages suffered by the Indemnified Person resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10. Notwithstanding the foregoing, the amount of any settlement of a Third Party Claim shall not be determinative of the amount of Damages related to such Claim unless the Stockholders' Representative consents in writing to the settlement of such Claim. With respect to the defense of any Third Party Claim, Broadbase or the Indemnified Person shall use reasonable efforts to consider strategy and other suggestions of the Indemnifying Stockholders. Counsel for the Indemnifying Stockholders shall be permitted to monitor Broadbase's or the Indemnified Persons' defense of a Third Party Claim for the purpose of advising the Indemnifying Stockholders of the status and progress of the defense. Any such activity shall be at the sole expense of the Indemnifying Stockholders.

               10.6 No Indemnity for Corporate Agents. Each of the Indemnifying Stockholders agrees that such Indemnifying Stockholder will not make any claim for indemnification against Rubric by reason of the fact that such Indemnifying Stockholder was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claims is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expense or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Broadbase against the Indemnifying Stockholder (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Article 10, or in respect of a claim of fraud).

               10.7   Stockholders' Representative.

                      (a) Authority. For purposes of Section 10, Thomas Bredt shall act as the Stockholders' Representative on behalf of holders of Outstanding Rubric Stock or their successors or assigns ("Former Rubric Stockholders"), subject to the provisions hereof. The Stockholders' Representative shall keep the Former Rubric Stockholders reasonably informed of his decisions of a material nature. The Stockholders' Representative is authorized to take any action deemed by him appropriate or reasonably necessary to carry out the provisions of Section 10, and is authorized to act on behalf of the Former Rubric Stockholders for all purposes related to Section 10, with such powers as are expressly delegated to Stockholders' Representative by the terms of this Agreement and the Ancillary Agreements (as defined herein), together with such other powers as are reasonably incidental thereto. In addition the Stockholders' Representative is authorized to accept service of process upon the Former Rubric Stockholders. Stockholders' Representative shall not have any duties or responsibilities except those expressly set forth in the Agreement or in any other Ancillary Agreements, be a trustee for any Former Rubric Stockholder or have any fiduciary duty to any Former Rubric Stockholder. All decisions and actions of the Stockholders' Representative shall be binding and conclusive upon the Former Rubric Stockholders and may be relied upon by Broadbase and Rubric.

                      (b) Standard of Conduct. Neither the Stockholders' Representative nor any of its partners, members, directors, officers, employees or agents shall be liable to any of the Former Rubric Stockholders for any error of judgment, act done or omitted by him, or mistake of fact or law in connection with his services pursuant to Section 10, unless caused by his or its own gross negligence or willful misconduct. In taking any action or refraining from taking any action whatsoever the Stockholders' Representative shall be protected in relying upon any notice, paper or other document reasonably believed by him to be genuine, or upon any evidence reasonably deemed by him to be sufficient. The Stockholders' Representative shall not be required to take any action which is contrary to this Agreement or any other Ancillary Agreement or applicable law. The Stockholders' Representative may consult with counsel in connection with his duties and shall be fully protected in any act taken, suffered or permitted by him in good faith in accordance with the advice of counsel. In connection with his services under Section 10, the Stockholders' Representative shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      (c) Indemnification. Each Former Rubric Stockholder shall indemnify Stockholders' Representative, ratably in accordance with their pro rata share of the Escrow Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Stockholders' Representative in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Former Rubric Stockholder shall be liable for any of the foregoing to the extent they arise from Stockholders' Representative's gross negligence or willful misconduct. Stockholders' Representative shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its reasonable satisfaction by the Former Rubric Stockholders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                      (d) Resignation or Removal of the Stockholders' Representative. Subject to the appointment and acceptance of a successor Stockholders' Representative as provided below, Stockholders' Representative may resign at anytime thirty (30) days subsequent to giving notice thereof to the Former Rubric Stockholders and Stockholders' Representative may be removed at any time with or without cause by action of the Former Rubric Stockholders who represented a majority of the rights to the Escrow Shares. Upon any such resignation or removal, the Former Stockholders' Representative shall be reasonably acceptable to Broadbase. If no successor Stockholders' Representative shall have been appointed by the Former Rubric Stockholders and accepted such appointment within twenty (20) days after the retiring Stockholders' Representative's giving of notice of resignation or the Former Rubric Stockholders' removal of the Stockholders' Representative, then the retiring or removed Stockholders' Representative may, on behalf of the Former Rubric Stockholders, appoint a successor which shall be reasonably acceptable to Broadbase. Upon the acceptance of any appointment as Stockholders' Representative hereunder, such successor Stockholders' Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Stockholders' Representative, and the retiring or removed Stockholders' Representative shall be discharged from its duties and obligations hereunder. After any retiring Stockholders' Representative's resignation or removal hereunder as the Stockholders' Representative, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Stockholders' Representative.

                      (e) Stockholders' Representative in its Individual Capacity. Stockholders' Representative, to the extent it was a Former Rubric Stockholder, shall have the same rights and powers under this Agreement as any other Former Rubric Stockholder and may exercise the same as though it were not Stockholders' Representative, and the term "Former Rubric Stockholder" shall include Stockholders' Representative in its capacity as such.

               10.8 Survival of Claims. Notwithstanding anything to the contrary, if, prior to the expiration of a particular representation, warranty or covenant, an Indemnified Person makes a claim for indemnification under either this Agreement or the Escrow Agreement with respect to a misrepresentation or breach of such representation, warranty or covenant, then the Indemnified Person's rights to indemnification under this Section 10 for such claim shall survive any expiration or such representation, warranty or covenant.

        11.    MISCELLANEOUS

               11.1 Governing Law; Dispute Resolution. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute hereunder ("Dispute") shall be settled by arbitration in San Francisco, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                      11.1.1 Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

                      11.1.2 Selection of Arbitrator. The American Arbitration Association will have the authority to select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. In the event that the foregoing procedure is not followed, each party will choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                      11.1.3 Payment of Costs. Broadbase and Rubric or the Rubric Stockholders after the Closing will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

                      11.1.4 Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                      11.1.5 Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                      11.1.6 Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

                      11.1.7 Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the parties for any Dispute arising out of this Agreement.

               11.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               11.3 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

               11.4 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of both parties reflected hereon as signatories.

               11.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

               11.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time prior to the Effective Time and before or after approval of the Rubric Stockholders.

               11.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

               11.8 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                      (i)    If to Broadbase:

                             Broadbase Software, Inc.

                             Attention: Chuck Bay
                             172 Constitution Avenue
                             Menlo Park, CA 94025
                             Phone: (650)614-8300
                             Fax: (650)614-8301

                             with a copy to:

                             Fenwick & West LLP
                             Two Palo Alto Square
                             Palo Alto, CA 94306
                             Attention: Gordon K. Davidson, Esq.
                             Phone: (650) 494-0600
                             Fax: (650) 494-1417

                      (ii)   If to Rubric:

                             Rubric, Inc.
                             2121 S. El Camino, 10th Floor
                             San Mateo, California 94403
                             Attention: Anu Shukla
                             Phone: (650) 513-3870
                             Fax: (650) 513-3877

                             with a copy to:

                             Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, CA 94304
                             Attention: Steven E. Bochner, Esq.
                             Phone: (650) 493-9300
                             Fax: (650) 493-6811

                      (iii)  If to the Stockholder Representative:

                             Thomas Bredt
                             Rubric, Inc.
                             2121 S. El Camino, 10th Floor
                             San Mateo, California 94403
                             Phone: (650) 513-3870
                             Fax: (650) 513-3877
                             with a copy to:

                             Wilson Sonsini Goodrich & Rosati
                             650 Page Mill Road
                             Palo Alto, CA 94304
                             Attention: Steven E. Bochner, Esq.
                             Phone: (650) 493-9300
                             Fax: (650) 493-6811

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 11.8.

               11.9 Construction of Agreement. The language hereof will not be construed for or against either party. A reference to an article, Section or Exhibit will mean an article or Section in, or an Exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

               11.10 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

               11.11 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

               11.12 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

               11.13 Public Announcement. Broadbase and Rubric will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Each of Broadbase and Rubric may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws or Nasdaq Stock Market rules after reasonable consultation, where possible, with the other. Rubric will not make any other public announcement or disclosure of the transactions contemplated by this Agreement. Rubric will take all reasonable precautions to prevent any trading in the securities of Broadbase by officers, directors, employees and agents of Rubric, having knowledge of any material information regarding Broadbase provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement (the "Broadbase Material Information") until the information in question has been publicly disclosed.

               11.14 Confidentiality. Except as expressly authorized by Broadbase in writing, Rubric will not directly or indirectly divulge to any person or entity or use any Broadbase Confidential Information, except as required for the performance of its duties under this Agreement. Except as expressly authorized by Rubric in writing, Broadbase will not directly or indirectly divulge to any person or entity or use any Rubric Confidential Information, except as required for the performance of its duties under this Agreement. As used herein, "Broadbase Confidential Information" consists of (a) any information designated by Broadbase as confidential whether developed by Broadbase or disclosed to Broadbase by a third party, (b) the source code to any Broadbase software and any trade secrets relating to any of the foregoing, and
(c) any information relating to Broadbase's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how. As used herein, "Rubric Confidential Information" consists of (x) any information designated by Rubric as confidential whether developed by Rubric or disclosed to Rubric by a third party, (y) the source code to any Rubric software, and any trade secrets related to any of the foregoing, and (z) any information relating to Rubric product plans, product designs, product costs, product prices, product names, finances, marketing plan, business opportunities, personnel, research, development or know-how. "Broadbase Confidential Information" and "Rubric Confidential Information" also include the terms and conditions of this Agreement, except as disclosed in accordance with Section 11.13 above. The foregoing restriction will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved or released by written authorization of the party which is the owner, creator or compiler, or (iv) is being or has therefore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

               11.15 Time is of the Essence. The parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement.

               11.16 Entire Agreement. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BROADBASE SOFTWARE, INC.                     RUBRIC, INC.



By: /s/ CHUCK BAY                            By: /s/ ANU SHUKLA
   --------------------------------             --------------------------------
    Chuck Bay, President                     Anu Shukla, Chief Executive Officer




BRONCO ACQUISITION CORP.                     By:
                                                --------------------------------



By: /s/ CHUCK BAY
-----------------------------------
    Chuck Bay        , President
    -----------------



                        [SIGNATURE PAGE TO AGREEMENT AND
                             PLAN OF REORGANIZATION]

                                    EXHIBIT A
                                    ---------

                             Principal Stockholders
                             ----------------------


Anu Shukla (Director)
Thomas Aliotta
Christopher M. Maeda
Hal Steger
Brentwood Associates VII, L.P.
Brentwood Associates Fund, L.P.
Cambridge Technology Capital Fund I L.P.
Menlo Entrepreneurs Fund VII, L.P.
RRE Investors Fund, L.P.
RRE Investors, L.P.
TL Ventures III Interfund L.P.
TL Ventures III Offshore L.P.
TL Ventures III L.P.
Tom Bredt (Director)
Robert Fabbio (Director)
Christopher Greendale (Director)
Joseph Roebuck (Director)
Stewart Schuster (Director)

                                   EXHIBIT B
                                   ---------

                                VOTING AGREEMENT

         THIS IRREVOCABLE PROXY AND VOTING AGREEMENT, dated as of December 9, 1999 (this "Agreement"), is entered into by and between Broadbase Software, Inc., a Delaware corporation ("Broadbase"), and [name of stockholder] ("Stockholder").

                              W I T N E S S E T H:

         WHEREAS, concurrently herewith, Broadbase, Rubric, Inc., a Delaware corporation (the "Rubric") and Broadbase Acquisition Corporation, a Delaware corporation ("Merger Sub") have entered into an Agreement and Plan of Reorganization, of even date herewith) as such agreement may hereafter be amended from time to time, the "Merger Agreement"; initially capitalized and other terms used but not defined herein have the meanings ascribed to them in the Merger Agreement), pursuant to which Broadbase will merge with and into Merger Sub (the "Merger");

         WHEREAS, Stockholder Beneficially Owns (as defined herein) such number of shares of (i) Rubric's Common Stock, par value $0.001 ("Rubric Common Stock"), (ii) Rubric's Series A Preferred Stock, par value $0.001 ("Rubric Series A Preferred"), and (iii) Rubric's Series B Preferred Stock, par value $0.001 ("Rubric Series B Preferred"), as are indicated on the final page of this Agreement (such shares of Rubric Common Stock, Rubric Series A Preferred Stock and/or Rubric Series B Preferred Stock Beneficially Owned by Stockholder and set forth on the signature page hereto being collectively hereinafter referred to as the "Shares");

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Broadbase has requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1. Voting Agreement. Stockholder hereby agrees with Broadbase that, (except as may be otherwise agreed to in writing by Broadbase) at any meeting of Rubric's stockholders, however called, or in connection with any written consent of Rubric's stockholders, as to which any of the matters described below in this
Section 1 is put to the vote or written consent of Rubric's stockholders, Stockholder shall vote the Shares Beneficially Owned by Stockholder, whether now owned or hereafter acquired prior to such vote: (i) in favor of approval of the Merger Agreement, the Merger and any actions required in furtherance of the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach in any material respect of (A) any representation or warranty of Rubric under the Merger Agreement that would have a Material Adverse Effect on Rubric or (B) any other agreement, covenant or obligation of Rubric under the Merger Agreement; (iii) against: (A) any Third Party Acquisition (as defined below), (B) any change in a majority of the individuals who, as of the date hereof, constitute the Board of Directors of Rubric, unless such change results from an election to replace any such individual who ceases to be a member of the Board of Directors of Rubric due to such individual's death, disability or resignation from Rubric's Board of Directors for reasons unrelated to any matter that Stockholder agrees to vote against hereunder, (C) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving

Rubric and any Third Party (as defined below), (D) a sale, lease, transfer or disposition of any assets of Rubric's business outside the ordinary course of business, or any assets which are material to its business whether or not in the ordinary course of business, (E) any reorganization, recapitalization, dissolution or liquidation of Rubric, (F) any change in the present capitalization of Rubric or any amendment of Rubric's Certificate of Incorporation or bylaws not contemplated by the Merger Agreement or not consented to in writing by Broadbase, (G) any other material change in Rubric's corporate structure other than the approval of stock options disclosed in Rubric's representations and warranties in the Merger Agreement or in any Disclosure Schedule thereto) or any other change materially affecting Rubric's business, (H) any other action or proposal which is made in opposition to or in competition with consummation of the Merger, or which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, or any of the transactions contemplated by this Agreement; and (iv) if such Stockholder is a holder of shares of Rubric Series A Preferred Stock or Rubric Series B Preferred Stock, in favor of the conversion of the Rubric Preferred A Stock or Rubric Preferred B Stock, respectively, into shares of Rubric Common Stock. If Rubric Preferred A Stock and/or Rubric Preferred B Stock is not converted automatically by their terms prior to the Effective Time, then by no later than immediately prior to the Effective Time, Stockholder shall convert all shares of Rubric Series A Preferred Stock or Rubric Series B Preferred Stock owned by such Stockholder into shares of Rubric's Common Stock. Stockholder shall not enter into any agreement or understanding with any person the effect of which would be inconsistent or violative of the provisions and agreements contained herein.

     Stockholder agrees that any shares of capital stock of Rubric that Stockholder purchases or with respect to which Stockholder otherwise acquires Beneficial Ownership or over which Stockholder exercises voting power at any time after the execution of this Agreement and prior to the date of termination of this Agreement pursuant to Section 6 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof; provided, however, nothing in this Agreement shall be construed to obligate Stockholder to exercise any options or warrants to purchase shares of Rubric Common Stock, Rubric Series A Preferred and/or Rubric Series B Preferred that may be held by Stockholder.

     For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of Rubric by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Broadbase or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion (which shall include ten percent (10%) or more) of the assets of Rubric, other than the sale or license of its products in the ordinary course of business; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding shares of Rubric's capital stock (other than any such acquisition resulting from the exercise or conversion of any stock option, stock warrant, convertible debt instrument and/or other security of Rubric that is outstanding on the date of this Agreement); (iv) the adoption by Rubric of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by Rubric of more than ten percent (10%) of the outstanding Shares (other than pursuant to rights of refusal or similar rights held by Rubric as of the date of this Agreement or pursuant to repurchase options held by Rubric that are exercisable in connection with the termination of a person's employment or services with or to Rubric or any of its subsidiaries); or (vi) the acquisition (or any group of acquisitions) by Rubric by merger, purchase of stock or assets, joint venture or otherwise, of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal to or greater than ten percent (10%) of the most recent annual revenues, net income or assets of Rubric, respectively.

     For purposes of this Agreement, "Beneficially Own," "Beneficially Owned" or "Beneficial Ownership" with respect to any Shares shall mean Stockholder's having record or beneficial ownership of such Shares or having, through any agreement or arrangement, the power to direct the voting with respect to, or otherwise enables Stockholder to legally act in a binding manner with respect to, such Shares as contemplated hereby.

     2.   Irrevocable Proxy.

     (a) Subject to the terms and conditions of this Agreement, and effective upon the issuance of a permit by the California Commissioner of Corporations or the declaration of effectiveness by the SEC of a registration statement with respect to the securities to be issued in the Merger, the Stockholder hereby constitutes and appoints Broadbase, which shall act by and through Chuck Bay and Mark Kremer (each, a "Proxy Holder"), or either of them, with full power of substitution, its true and lawful proxy and attorney-in-fact to vote at any meeting (and any adjournment or postponement thereof) of Rubric's stockholders called for purposes of considering whether to approve the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or any Third Party Acquisition, or to execute a written consent of stockholders in lieu of any such meeting, all Shares Beneficially Owned by Stockholder as of the date of such meeting or written consent (i) in favor of the approval of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, with such modifications to the Merger Agreement as the parties thereto may make, or (ii) against any Third Party Acquisition or any other transaction or proposal described in clause (ii) or (iii) of Section 1, as the case may be.

     (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Stockholder. Stockholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the insolvency, liquidation, death or incapacity of Stockholder. The proxy and power of attorney granted herein shall be binding upon the successors and assigns of the Stockholder. The Stockholder authorizes the Proxy Holders to file this proxy and any substitution or revocation of substitution with the Secretary of Rubric and with any Inspector of Elections at any meeting of the stockholders of Rubric.

     (c) If Stockholder fails for any reason to vote his, her or its Shares in accordance with the requirements of Section 1 hereof, then the Proxy Holder shall have the right to vote the Shares at any meeting of Rubric's stockholders and in any action by written consent of Rubric's stockholders in accordance with the provisions of this Section 2. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder's vote of such Shares and a vote by Stockholder of such Shares.

     3.   Director Matters Excluded.    Broadbase acknowledges and agrees that
no provision of this Agreement (including without limitation the provisions of Section 4(d) hereof) shall limit or otherwise restrict Stockholder (or its representatives) with respect to any act or omission that Stockholder (or its representatives) may undertake or authorize in his or her capacity as a director of Rubric, including, without limitation, any vote that Stockholder (or its representatives) may make as a director of Rubric with respect to any matter presented to the Board of Directors of Rubric.

     4. Other Covenants, Representations and Warranties. Stockholder hereby represents and warrants to Broadbase as follows:

          (a) Ownership of Shares. Stockholder is the Beneficial Owner of all the Shares. On the date hereof, the Shares constitute all of the Shares Beneficially Owned by Stockholder. Stockholder has voting power with respect to the matters set forth in Section 1 hereof with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights.

          (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or any court order to which Stockholder is a party or is subject including, without limitation, any voting agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder.

          (c) Restriction on Transfer, Proxies and Non-Interference. During the term of this Agreement, except as expressly contemplated by this Agreement or the Merger Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein unless the transferee shall execute a signature page to this Irrevocable Proxy and Voting Agreement and shall agree to be bound to the provisions hereof; (ii) grant any proxies or powers of attorney or deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of Stockholder contained in this Section 4 untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement.

               In addition, Stockholder acknowledges that any shares of Broadbase Common Stock issued to Stockholder as a result of the Merger shall bear legends restricting transfers to the extent provided in Section 1.9 of the Merger Agreement, and to the extent required by Rule 145 under the Securities Act of 1933. Stockholder hereby agrees to be bound by, and comply with, the terms of Section 1.9 of the Merger Agreement.

          (d) Other Potential Acquirors. Stockholder: (i) shall immediately cease any existing discussions or negotiations, if any, with any persons (other than Broadbase and its affiliates) conducted heretofore with respect to any acquisition of all or any material portion of the assets of, or any equity interest in, Rubric, or any business combination with Rubric, in his, her or its capacity as a stockholder of Rubric; (ii) from and after the date hereof until the earlier of (A) the termination of the Merger Agreement in accordance with its terms and (B) the Effective Time, shall not, in such capacity as a stockholder of Rubric, directly or indirectly, initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any Third Party Acquisition; and (iii) shall promptly notify Broadbase of any proposals for, or inquiries with respect to, a potential Third Party Acquisition received by Stockholder or of which Stockholder otherwise has knowledge.

          (e) Reliance by Broadbase. Stockholder understands and acknowledges that Broadbase is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

     5. Stop Transfer. Stockholder agrees with, and covenants to, Broadbase that Stockholder shall not request that Rubric register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement. In the event of a dividend or distribution of capital stock of Rubric, or any change in Rubric Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such shares of Rubric's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Rubric's capital stock into which or for which any or all of the Shares may be so changed or exchanged.

     6. Termination. The proxy granted pursuant to Section 2 hereof and Stockholder's covenants and agreements contained herein with respect to the Shares shall terminate upon the earliest to occur of: (a) the termination of the Merger Agreement and (b) the Effective Time.

     7.   Miscellaneous.

          (a) Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, however, that Broadbase may, in its sole discretion, assign its rights and obligations hereunder to any wholly owned subsidiary of Broadbase.

          (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver by a party hereto of any of its rights hereunder shall be effective unless and to the extent such waiver is set forth in a writing signed by such party.

          (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any nationally-recognized overnight courier service, such as Federal Express, providing proof of delivery. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of hand delivery, on the date of such delivery, (ii) in the case of telecopy, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested); (iii) in the case of a nationally-recognized overnight courier service, in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent, and (iv) the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Stockholder:                 [name of stockholder]

                        Address:

                                   Telephone:
                                   Telecopier:
                                   Attention:

with a copy to:                    Rubric, Inc.

                                   Wilson, Sonsini, Goodrich & Rosati
                                   650 Page Mill Road,
                                   Palo Alto, CA 94304
                                   Telecopier: (650) 493-6811
                                   Attention: Steven E. Bochner

If to Broadbase:                   Broadbase, Inc.
with a copy to:                    Fenwick & West, LLP
                                   Two Palo Alto Square
                                   Palo Alto, CA 94036
                                   Telecopier: (650) 494-1417
                                   Attention: Gordon K. Davidson
                                              David K. Michaels

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the matter set forth above.

          (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties of variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, Broadbase and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   Broadbase Software, Inc., a Delaware
                                   corporation

                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:



                                   By:
                                       -----------------------------------
                                       [Name of Stockholder]


                                   Shares of Rubric Common Stock
                                   Beneficially Owned (if any):


                                   Shares of Rubric Series A Preferred Stock
                                   Beneficially Owned (if any):


                                   Shares of Rubric Series B Preferred Stock
                                   Beneficially Owned (if any):

                                   EXHIBIT C
                                   ---------


                                ESCROW AGREEMENT


        THIS ESCROW AGREEMENT is made and entered into as of December ___, 1999 by and among Broadbase Software, Inc.,, a Delaware corporation ("Broadbase"), State Street Bank & Trust Company (the "Escrow Agent") and ________________ (the "Stockholders Representative") for and on behalf of holders of Common Stock and Preferred Stock (the "Indemnifying Stockholders") of Rubric, Inc., a Delaware corporation ("Rubric").

                                    RECITALS

        A. Pursuant to that certain Agreement and Plan of Reorganization dated as of December __, 1999 (the "Plan of Reorganization"), Broadbase will issue to the Indemnifying Stockholders shares of Broadbase Common Stock, $0.001 par value ("Broadbase Common Stock"), pursuant to the merger (the "Merger") of Broadbase Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Broadbase ("Sub"), with and into Rubric;

        B. Pursuant to Section 10 of the Plan of Reorganization, the Indemnifying Stockholders have agreed to indemnify Broadbase with respect to inaccuracies in or breaches of representations, warranties or covenants made by Rubric in the Plan of Reorganization and certain other matters; and

        C. In accordance with the Plan of Reorganization, the parties desire to establish an escrow for the purpose of providing a fund against which Broadbase may seek indemnification from the Indemnifying Stockholders under the Plan of Reorganization.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual obligations herein, the parties agree as follows:

        1. Establishment of Escrow. On the date hereof or as soon thereafter as practicable, Broadbase shall deliver to the Escrow Agent for deposit into escrow (the "Escrow") certificates representing an aggregate of 360,000 shares of Broadbase Common Stock (subject to adjustment for changes in Broadbase's capital stock as provided in Section 1.1.5 of the Agreement and Plan of Reorganization) otherwise distributable to the Indemnifying Stockholders in the Merger (the "Escrow Shares"). The Escrow Shares so delivered to the Escrow Agent and any other securities, cash or other property from time to time held by the Escrow Agent pursuant to the terms hereof is herein referred to as the "Escrow Fund." The Escrow Agent agrees to accept the Escrow Shares and to hold the Escrow Fund in escrow subject to the terms and conditions of this Escrow Agreement.

        2. Maintenance of the Escrow. The Escrow Agent shall establish a separate account for each Indemnifying Stockholder showing the number of Escrow Shares and the amount and type of other property, if any, held in the Escrow for such Indemnifying Stockholder on the basis of a list of the Indemnifying Stockholders' respective ownership percentage provided to the Escrow Agent by the Stockholder Representative. The Escrow Agent shall maintain records showing each Indemnifying Stockholder's Proportionate Interest (as defined below) in the Escrow Fund and shall adjust each Indemnifying Stockholder's account to reflect distributions from, and additions or substitutions to, the property held for the account of such Indemnifying Stockholder in the Escrow so that, at all times, each Indemnifying Stockholder's Proportionate Interest in the Escrow Fund shall be maintained. For purposes of this Escrow Agreement, each Indemnifying Stockholder's "Proportionate Interest" in the Escrow Fund as of a specific date shall be equal to the percentage that the value of the Escrow Shares and other property held for the account of such Indemnifying Stockholder in the Escrow bears to the value of all property held for the account of all Indemnifying Stockholders in the Escrow as of such date. For purposes of the provisions of this Escrow Agreement relating to indemnification and claims, the Escrow Shares shall be deemed to have a value equal to the closing sale price of Broadbase Common Stock (as quoted on the Nasdaq National Market and reported in The Wall Street Journal) for the five (5) trading days ending on the date of the Agreement and Plan of Reorganization. The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares required by this Agreement. Broadbase shall cooperate with the Escrow Agent in promptly issuing, or causing its transfer agent to promptly issue, such stock certificates as shall be required to effect such transfers. All Escrow Shares and any other securities from time to time held in the Escrow Fund shall be registered in the name of the Escrow Agent or its nominee.

        3. Stockholder Representative. From and after the establishment of the Escrow as provided in Section 1 hereof, the Indemnifying Stockholders shall be represented by the Stockholder Representative, or, upon written notice to the Escrow Agent, by his successor appointed in accordance with Section 10 of the Plan of Reorganization, who shall have the duties and authority set forth in said section.

        4. Dividends, Voting and Rights of Ownership. Except for tax-free dividends paid in stock declared with respect to the Escrow Shares pursuant to
Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which shall be treated in the manner set forth in Section 1 hereof, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares will be distributed currently to the Indemnifying Stockholders and, if distributed to the Escrow Agent, shall promptly be paid over to the Indemnifying Stockholders. Each Indemnifying Stockholder will have voting rights with respect to the Escrow Shares deposited in the Escrow with respect to such Indemnifying Stockholder so long as such Escrow Shares are held in the Escrow, and Broadbase shall take all reasonable steps necessary to allow the exercise of such rights. The Escrow Agent shall forward to the Stockholder Representative all voting materials and proxies received by the Escrow Agent. In the event an Indemnifying Stockholder elects to vote, it shall direct the Escrow Agent in writing to do so. In the absence of such direction, the Escrow Agent shall have no duty or obligation to vote with respect to any of the Escrow Shares. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, the Indemnifying Stockholders will retain and will be entitled to exercise all other incidents of ownership of the Escrow Shares which are not inconsistent with the terms and conditions of this Escrow Agreement. Subject to the rights of Broadbase under the Plan of Reorganization and this Escrow Agreement, all beneficial interest in the Escrow Fund shall be the property of the Indemnifying Stockholders from and after the Closing, and Broadbase shall have no interest therein. None of the rights of the Indemnifying

Stockholders hereunder shall be transferable except as otherwise provided by law. Each of the Indemnifying Stockholders shall be obligated for all federal, state or local taxes applicable to such Indemnifying Stockholder's interest in the Escrow Fund.

        5. Claims for Indemnification: Disposition Thereof. If an Indemnified Person (as defined in the Plan of Reorganization) wishes to assert, prior to the first anniversary of the Effective Time (as detailed in the Plan of Reorganization) (the "Escrow Period"), any Claim (as defined in the Plan of Reorganization) for indemnification pursuant to Section 10 of the Plan of Reorganization ("Indemnification Claim"), such Indemnitee or Broadbase shall assert such Claim, and such Claim shall be disposed of, according to the procedures set forth in Sections 10 and 11.1 of the Plan of Reorganization.

        6. Distribution of Escrow Fund Termination of Escrow. The portion of the Escrow Fund not previously distributed in accordance with the terms of Section 5 hereof shall be held by the Escrow Agent until three (3) business days following the termination of the Escrow Period (the "Release Date"), at which time it shall be delivered to the Indemnifying Stockholders in accordance with their Proportionate Interests. Notwithstanding the foregoing, there shall be retained in the Escrow the lesser of (i) the number of Escrow Shares and other property then held in the Escrow having an aggregate value equal to 100% of the amount of all pending Indemnification Claims asserted pursuant to Section 5 hereof and expenses reasonably estimated by Broadbase to be necessary for the disposition of all such Indemnification Claims, and (ii) the entire remaining Escrow Fund. The Escrow Fund not so distributed shall be retained by the Escrow Agent until all such pending Indemnification Claims are resolved and the remaining Escrow Fund deliverable to any Broadbase as a result thereof, if any, shall have been delivered to Broadbase. Thereafter, the Escrow Agent shall, as promptly as practicable, deliver the remaining Escrow Fund to the Indemnifying Stockholders in accordance with their Proportionate Interests. In no event shall the Escrow Agent accept or pay any Claim specified in a Claim Certificate delivered after the termination of the Escrow Period, regardless of when the facts and circumstances giving rise to such Claim occurred.

        7. Term of Escrow Agreement. This Escrow Agreement shall terminate upon the distribution by the Escrow Agent of all property held in the Escrow Fund.

        8. Fees of the Escrow Agent. Broadbase and the Stockholder Representative (on behalf of the Indemnifying Stockholders) agree, jointly and severally to pay to the Escrow Agent a fee according to the fee schedule attached as Schedule I hereto and all of the expenses of the Escrow Agent, including expenses related to the indemnity provided in Section 11 hereof. To the extent such fees and expenses are not paid by Broadbase, they may paid from the Escrow Fund after ten (10) days written notice from the Escrow Agent to Broadbase and the Stockholder Representative. As between themselves, Broadbase and the Stockholder Representative (on behalf of the Indemnifying Stockholders) agree that: (i) all fees and expenses payable to the Escrow Agent will be paid in the first instance by Broadbase as and when they became payable, and (ii) all fees and expenses associated with the administration of any Indemnification Claim, to the extent reasonable and excluding fees and expenses pertaining to an arbitration proceeding pursuant to Sections 10.4 and 11.1 of the Agreement and Plan of Reorganization, shall be borne by the Indemnifying Stockholders and shall be recoverable by Broadbase out of the Escrow as a part of such Indemnification Claim.

        9. Liability of the Escrow Agent. In performing any of its duties under this Escrow Agreement, the Escrow Agent shall not be liable to any party for damages, losses or expenses, except in the event of gross negligence or willful misconduct on its part. The Escrow Agent shall not incur any such liability for
(i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement that the Escrow Agent shall in good faith believe to be genuine; nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any agent's authority. In addition, the Escrow Agent may consult with legal counsel of its choice in connection with its duties under this Escrow Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Escrow Agreement. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Escrow Agreement. No implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent.

        10. Controversies. If any controversy arises between the parties to this Escrow Agreement, or with any other party, concerning the subject matter of the Escrow, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy as provided in the Plan of Reorganization.

        11. Indemnification of Escrow Agent. Broadbase and the Indemnifying Stockholders and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel, and disbursements that may be imposed on the Escrow Agent, or incurred by it in connection with the performance of its duties under this Escrow Agreement, including but not limited to any arbitration or litigation arising from this Escrow Agreement or involving its subject matter. The costs and expenses of enforcing this right of indemnification shall be paid by Broadbase and the Indemnifying Stockholders, provided, however, that the Broadbase and the Indemnifying Stockholders shall not pay such costs and expenses to the extent that the Escrow Agent is judicially determined to have been negligent or acted with willfull misconduct. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent. Nothing contained in this Section 11 shall impair the rights of the Indemnifying Stockholders and Broadbase, as between themselves, including without limitation, their rights to enforce the provisions of Section 8 hereof with respect to the allocation of the Escrow Agent's fees.

        12. Resignation of Escrow Agent. The Escrow Agent may resign giving at least thirty (30) days written notice to the other parties; provided, however that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: Broadbase and the Stockholder Representative shall use their best efforts to agree on a successor Escrow Agent within thirty (30) days after receiving such notice. If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent may, at the expense of Broadbase and the Stockholder Representative, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent authorized to do business in the State of California and, in such event, shall give written notice to the other parties of such appointment. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The predecessor Escrow Agent then shall be discharged from any further duties and liability under this Escrow Agreement.

        13. Arbitration.

            (a) The final decision of the arbitrator with respect to a Claim resolved pursuant to Section 11.1 of the Agreement and Plan of Reorganization (an "Arbitration-Processed Claim") shall be furnished to the Escrow Agent, the Stockholder Representative and Broadbase in writing and will constitute a conclusive determination of the issue in question, binding upon Rubric, the Indemnifying Stockholders and Broadbase and shall not be contested or appealed by any of them. Stockholder Representative shall give notice to the Escrow Agent, within five (5) business days of commencement thereof, of the pendency of an Arbitration-Processed Claim. After receipt of notice of an Arbitration-Processed Claim, the Escrow Agent will continue to hold in the Escrow Fund Escrow Shares and/or other property having a value sufficient to cover such Claim, as determined pursuant to Section 2 hereof (notwithstanding the occurrence of the Release Date), until the earlier of the receipt by the Escrow Agent of (i) a settlement agreement executed by Broadbase and the Stockholder Representative setting forth a resolution of such Claim, or (ii) receipt of a copy of the final award of the arbitrator with respect to such Claim.

            (b) The number of Escrow Shares to be delivered upon resolution of an Arbitration-Processed Claim shall be equal to (i) the aggregate dollar amount of the Arbitration-Processed Claim as determined pursuant to this Section 13 divided by (ii) the value of the Escrow Shares, as determined pursuant to
Section 2 hereof as of the date of such determination.

        14. Miscellaneous.

            (a) Assignment: Binding upon Successors and Assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. This Escrow Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (b) Severability. If any provision of this Escrow Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Escrow Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto.

The parties further agree to replace such invalid or unenforceable provision of this Escrow Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

            (c) Entire Agreement. This Escrow Agreement, the Exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

            (d) Notices. No notice or other communication shall be deemed given unless sent in the manner, and to the persons, specified in this Section 14(d). All notices and other communications hereunder will be in writing and win be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the day after dispatch if sent by overnight courier; or (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), addressed to the parties at the following addresses:

               To the Escrow Agent:
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            Phone:
                                                  ----------------------
                                            Fax:
                                                ------------------------



                      To Vantive:           Broadbase Software, Inc.
                                            172 Constitution Drive
                                            Menlo Park, CA  94025
                                            Attn:  Chuck Bay
                                            Phone:  650-614-8300
                                            Fax:  650-614-8301



                    with a copy to:         Fenwick & West LLP
                                            Two Palo Alto Square, Suite 800
                                            Palo Alto, California 94306
                                            Attn:  Gordon K. Davidson, Esq.
                                            Phone:  650-494-0600
                                            Fax:  650-494-1417

     To the Stockholder Representative:
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            Phone:
                                                  ----------------------
                                            Fax:
                                                ------------------------



                      with a copy to:       Wilson Sonsini Goodrich & Rosati
                                            650 Page Mill Road
                                            Palo Alto, CA 94306
                                            Attn:  Steven E. Bochner, Esq.
                                            Phone:  650-493-9300
                                            Fax:  650-493-6811

Any party may change its address for such communications by giving notice thereof to the other parties.

            (e) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

            (f) Amendment and Waivers. Any term or provision of this Escrow Agreement may be amended, and the observance of any term of this Escrow Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

            (g) Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Escrow Agreement.

            (h) Absence of Third Party Beneficiary Rights. No provisions of this Escrow Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, Stockholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Escrow Agreement.

            (i) Governing Law. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Escrow Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

               (j) Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


BROADBASE SOFTWARE, INC.


By:
   ----------------------------

Title:
      -------------------------



STATE STREET BANK & TRUST COMPANY



By:
   ----------------------------

Title:
      -------------------------




STOCKHOLDER REPRESENTATIVE:


-------------------------------

[----------------]

                                   EXHIBIT D
                                   ---------


                              _____________, 2000


BroadBase Software, Inc.
172 Constitution Drive
Menlo Park, CA 94025

Deutsche Bank Securities Inc.
Dain Rauscher Wessels, a division of
        Dain Rauscher Incorporated
Thomas Weisel Partners LLC
E*TRADE Securities Inc.
c/o Deutsche Bank Securities Inc.
1 South Street
Baltimore, MD  21202
Attention: Equity Syndicate

Ladies and Gentlemen:

        The undersigned understands that Deutsche Banc Alex. Brown ("Alex. Brown"), Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, Thomas Weisel Partners LLC, and E*TRADE Securities Inc., as representatives (the "Representatives") of the several underwriters (the "Underwriters"), have entered into an Underwriting Agreement (the "Underwriting Agreement") with BroadBase Software, Inc. ("BroadBase"), providing for the initial public offering by the Underwriters, including the Representatives, of common stock (the "Common Stock") of BroadBase (the "Initial Public Offering"). Under the terms of an Agreement and Plan of Reorganization dated December 9, 1999 among BroadBase, Bronco Acquisition Corp. and Rubric, Inc. (the "Merger Agreement"), shares of common stock and/or preferred stock of Rubric, Inc. held by the undersigned have been converted into the right to receive shares of Common Stock of BroadBase (the "Merger Shares").

        In consideration of the issuance of the Merger Shares to the undersigned and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Alex. Brown, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any of the Merger Shares or any shares of Common Stock which may be issued upon exercise of a stock option or warrant, or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a "Disposition") for a period (the "Lock-Up Period") from the date hereof until the earlier of (i) March 19, 2000,
(ii) such time as substantially all other persons that hold a similar number of shares of Common Stock as the undersigned and who are bound by similar lock-ups are released from such lock-ups, or (iii) if the undersigned is a former holder of

Rubric preferred stock, such time as any holder of Common Stock issued on conversion of BroadBase preferred stock is released from any lock-up executed by them in connection with BroadBase's initial public offering. The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the Merger Shares would be disposed of by someone other than the undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

        If, following the Effective Time but prior to March 19, 2000, BroadBase shall consummate a public offering of its Common Stock in which shares are being sold by existing stockholders of BroadBase (other than former shareholders of Rubric, Inc.), and if BroadBase offers to include in such public offering a percentage of the Merger Shares held by the undersigned (or any shares of Bronco Common Stock issuable to the undersigned upon exercise of options or warrants that have been assumed by BroadBase in the Merger) as is equal to (or, at the election of Broadbase, greater than) the percentage of shares of Common Stock beneficially owned by the Shareholder (as defined in the Fourth Amended and Restated Investors' Rights Agreement dated as of June 30, 1999 by and among BroadBase and certain holders of Common Stock or warrants to purchase Common Stock (the "Investor Rights Agreement")) that are included in such public offering, on the same terms as are applicable to the Shareholder (including but not limited to payment of expenses and indemnification), then the undersigned will be subject to the same restrictions on Dispositions of shares of Common Stock following such public offering are applicable to the Shareholder pursuant to the underwriting agreement relating to such public offering and pursuant to the Investor Rights Agreement; provided that each holder of a number of shares of Common Stock issued on conversion of BroadBase preferred stock representing at least three percent of the outstanding shares of Common Stock shall have agreed to a restriction on sales of Common Stock for the same period. If the shares of Common Stock beneficially owned by the undersigned that BroadBase shall offer to include in such public offering and which the undersigned shall be entitled to include therein (subject to appropriate prospectus disclosure and execution of the underwriting agreement and customary selling stockholder documents) represent 20% or more of the aggregate number of shares of Common Stock issued to the undersigned in the Merger, then all of the shares of Common Stock beneficially owned by the undersigned will be subject to such restrictions, and if the shares of Common Stock beneficially owned by the undersigned that BroadBase shall offer to include in such public offering and which the undersigned shall be entitled to include therein (subject to appropriate prospectus disclosure and execution of the underwriting agreement and customary selling stockholder documents) represent less than 20% of the aggregate number of shares of Common Stock issued to the undersigned in the Merger, then the number of shares of Common Stock held by the undersigned that will be subject to such restrictions will equal all of the shares of Common Stock beneficially owned by the undersigned minus a number of shares of Common Stock that is equal to the product of (i) 20% of the aggregate number of shares of Common Stock issued to the undersigned in the Merger, minus (ii) the number of shares of Common Stock beneficially owned by the undersigned that BroadBaseshall offer to include in such public offering and which the undersigned shall be entitled to include therein (subject to appropriate prospectus disclosure and execution of the underwriting agreement and customary selling stockholder documents).

        Notwithstanding the foregoing, the undersigned may transfer any or all of the Shares by gift, will or intestacy; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Merger Shares except in accordance with this Agreement.

        Without limiting the restrictions herein, any Disposition by the undersigned shall remain at all times subject to applicable securities laws, including without limitation the resale restrictions imposed on affiliates by Rule 144 and Rule 145 promulgated under the Securities Act of 1933.

        The undersigned agrees that BroadBase may, and that the undersigned will, (i) with respect to any Merger Shares for which the undersigned is the record holder, cause the transfer agent for BroadBase to note stop transfer instructions with respect to such Merger Shares on the transfer books and records of BroadBase and (ii) with respect to any Merger Shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such Merger Shares to cause the transfer agent for BroadBase to note stop transfer instructions with respect to such Merger Shares on the transfer books and records of BroadBase.

        The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and BroadBase may be a party, this letter agreement supersedes such registration rights agreement. Capitalized terms used and not defined in this letter shall have the meanings given them in the Merger Agreement. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                            Very truly yours,


                                            -----------------------------

                                   EXHIBIT E
                                   ---------


THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR, IF REASONABLY REQUIRED BY THE ISSUER OF THIS NOTE, AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS NOTE THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                         CONVERTIBLE LINE OF CREDIT NOTE

$3,000,000.00                                             Menlo Park, California
                                                          December _____, 1999

        FOR VALUE RECEIVED, the undersigned RUBRIC, INC. ("Borrower") promises to pay to the order of BROADBASE SOFTWARE, INC. ("Lender") at its office at 172 Constitution Drive, Menlo Park, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of THREE MILLION DOLLARS ($3,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

        I.     INTEREST:

               (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 365-day year, actual days elapsed) at a fixed rate per annum determined by Lender to be the "Prime Rate" as reported in the Wall Street Journal in effect on the first day of the Note ("Regular Interest").

               (b) Payment of Interest. Interest accrued on this Note shall be payable on the Due Date (as defined below).

               (c) Default Interest. From and after the maturity date of this Note, or from and after the occurrence of an Event of Default (as defined below), the outstanding principal balance of this Note shall, at the election of Lender, bear interest until paid in full at an increased rate per annum (computed on the basis of a 365-day year, actual days elapsed) equal to the lesser of four percent (4%) above the rate of interest from time to time applicable to this Note or the highest rate of interest permitted under applicable usury laws (either, as applicable, "Default Interest"). The imposition of such Default Interest shall be effective as of the date of notice to the holder from Lender making such election and specifying such Event of Default, provided, however, that such Default Interest shall not apply if holder
(i) within ten (10) days of such notice either (i) cures the Event of Default or
(ii) pays all outstanding principal and Regular Interest through the date of such payment.

        II.    BORRWING AND REPAYMENT:

               (a) Borrowing and Repayment. Lender shall loan to Borrower the amounts set forth above, provided that (i) the loaned funds may be used by Borrower only for operating purposes, (ii) Borrower shall not be permitted to borrow more than once, and not more than ONE MILLION DOLLARS ($1,000,000.00) in principal amount, in any calendar month, (iii) there shall be a period of at least two weeks between any two borrowings, and (iv) Borrower shall have given Lender five (5) days' written notice requesting such advance and a written affirmation that Borrower has not met either of the default conditions in Sections IV(b) or (c) hereof. Borrower may from time to time during the term of this Note partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. Subject to Section III and Section VI(a) below, the outstanding balance of this Note shall be due and payable on demand of the holder but not sooner than (i) June 9, 2000 or (ii) the first date upon which either (A) the Lender terminates that certain Agreement and Plan of Reorganization dated December ___, 1999 by and between Lender, a wholly owned subsidiary of Lender and Borrower (the "Merger Agreement") pursuant to any of Sections 9.1(b), (c) or (e) of the Merger Agreement or (B) the Merger Agreement is terminated pursuant to either 9.1(a) or (g) thereof (the "Due Date").

               (b) Advances. Borrower shall provide Lender with Borrower's wire instructions for Lender to send the advances.

               (c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

               (d) Prepayment. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

        III.   CONVERSION; ADJUSTMENT:

               (a) Definitions. The following definitions shall apply for all purposes of this Note.

                    (i) "Conversion Price" means the value per share of Common Stock of the Borrower ("Common Stock") as calculated by multiplying (i) the "Applicable Number" (as defined in the Merger Agreement) by (ii) the five (5) day average trading price of Lender's Common Stock ending the date of the Merger Agreement. The Conversion Price is subject to adjustment as provided herein.

                    (ii) "Conversion Stock" means either Common Stock or Series B Preferred Stock of the Borrower, the selection of security to be made by the Borrower. The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term "Conversion Stock" shall include stock and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms.

                    (iii) "Note" means this Convertible Promissory Note.

               (b) Conversion.

                    (i) In the event the Borrower does not pay the full principal amount of this Note before the Due Date, all principal and interest accrued on this Note shall be converted, in the sole discretion of the Lender, into shares of Conversion Stock at the Conversion Price; provided, however, that the Lender shall not be entitled to receive the stock certificate representing the shares of Conversion Stock to be issued upon conversion of this Note until the original of this Note is surrendered to the Borrower.

                    (ii) At any time on or after the Due Date, the Lender has the right, at the Lender's option, prior to the repayment of principal and interest by the Borrower, to convert the principal and accrued interest on this Note, in whole or in part, into Conversion Stock at the Conversion Price. Conversion under this Section III(b)(ii) shall occur only upon surrender of this Note for conversion at the principal offices of the Borrower, accompanied by written notice of election to convert.

               (c) Issuance of Conversion Stock. As soon as practicable after conversion of this Note, the Borrower at its expense will cause to be issued in the name of and delivered to the Lender, a certificate or certificates for the number of shares of Conversion Stock to which the Lender shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Borrower, by the Borrower's Certificate of Incorporation or Bylaws, or by any agreement between the Borrower and the Lender), together with any other securities and property to which the Lender is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made immediately prior to the close of business on the date that this Note shall have been surrendered for conversion, accompanied by written notice of election to convert. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then in lieu of such fractional share the Borrower will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

               (d) Adjustment Provisions. The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) and the Conversion Price therefor, are subject to adjustment upon occurrence of the following events between the date this Note is issued and the date it is converted:

                    (i) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Conversion Price of this Note and the number of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities at the time issuable upon conversion of this Note) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Conversion Stock (or such other stock or securities).

                    (ii) Adjustment for Other Dividends and Distributions. In case the Borrower shall make or issue, or shall fix a record date for the determination of eligible Holders entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock that is payable in (a) securities of the Borrower (other than issuances with respect to which adjustment is made under Section III(c)(i), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Lender, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock issuable upon such exercise prior to such date, the securities or such other assets of the Borrower to which the Lender would have been entitled upon such date if the Lender had converted this
Note immediately prior thereto (all subject to further adjustment as provided in this Note).

                    (iii) Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Borrower (or of any other corporation the stock or other securities of which are at the time receivable on the conversion of this Note), after the date this Note, or in case, after such date, the Borrower (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Lender, upon the conversion of this Note (as provided in Section III(a)) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Lender would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Lender had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Borrower) shall duly execute and deliver to the Lender a supplement hereto acknowledging such corporation's obligations under this Note; and in each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

                    (iv) Conversion of Stock. In case all the authorized Conversion Stock of the Borrower is converted, pursuant to the Borrower's Certificate of Incorporation, into Common Stock or other securities or property, or the Conversion Stock otherwise ceases to exist, then, in such case, the Lender, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "Former Number of Shares of Conversion Stock"), the stock and other securities and property to which the Lender would have been entitled to receive upon the Termination Date if the Lender had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

                    (v) Notice of Adjustments. The Borrower shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Conversion Stock or other securities issuable upon conversion of this Note. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

                    (vi) No Change Necessary. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of Conversion Stock issuable upon its conversion.

                    (vii) Reservation of Stock. If at any time the number of shares of Conversion Stock or other securities issuable upon conversion of this Note shall not be sufficient to effect the conversion of this Note, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Conversion Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.

        IV.    EVENTS OF DEFAULT:

        The occurrence of any of the following shall constitute an "Event of Default" under this Note provided that IV(b) and IV(c) shall be considered an Event of Default only if, as a result thereof, there is a substantial likelihood that Borrower will be unable to repay the amounts outstanding under the Line of
Credit:

               (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under the Note.

               (b) Any representation or warranty made by Borrower under shall fail the condition of Section 8.1 of the Merger Agreement.

               (c) Any (i) failure to comply with a material obligation of this Note, or (ii) any failure to perform or comply in all material respects with all of Borrower's covenants contained in Section 4 of the Merger Agreement, provided that, any such failure under (i) or (ii) shall not be deemed an Event of Default if cured within ten (10) days of the earlier of (A) Borrower's notification to Lender of such failure or (B) five (5) business days following Borrower's initial awareness of such failure.

               (d) Borrower shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower and not dismissed within 90 days, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

        V.     REPRESENTATIONS AND WARRANTIES OF THE BORROWER:

        Borrower hereby represents and warrants to Lender that the statements in the following paragraphs of this Section V are all true and complete:

               (a) Organization, Good Standing and Qualification. Borrower has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. Borrower has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

               (b) Due Authorization. All corporate action on the part of Borrower's directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of Borrower under the Note has been taken or will be taken prior to the Closing, and the Note when executed and delivered will constitute the valid and legally binding obligation of Borrower, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

               (c) Corporate Power. Borrower has the corporate power and authority to execute and deliver the Note to be purchased by the Lender hereunder, to issue the Note and to carry out and perform all its obligations under this Note.

               (d) Valid Issuance.

                    (i) The Notes when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                    (ii) The offer and sale of the Notes solely to the Lender in accordance with this Note are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended, and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the state of California.

        VI.    MISCELLANEOUS:

               (a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other person) relating to Borrower or any other person or entity.

               (b) Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

               (c) Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

               (d) Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or five (5) business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

               (e) Amendments and Waivers. Any term of this Note may be amended only with the written consent of Lender and Borrower. Any amendment or waiver effected in accordance with this Section VI shall be binding upon the Lender and Borrower and each transferee of the Note.

               (f) Entire Agreement. This Note and the Merger Agreement and the exhibits thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

                (THE REST OF THIS PAGE LEFT INTENTIONALLY BLANK)

        IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name as of the date first above written.


                                    BORROWER:


                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                          ----------------------------------

AGREED AND ACKNOWLEDGED:


LENDER:


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
      ----------------------------------


                 [SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]

                                   Exhibit F
                                   ---------

                               December   , 1999


Rubric, Inc.
2121 S. El Camino, 10th Floor
San Mateo, California 94403

Ladies and Gentlemen:

     We have acted as counsel to Broadbase Software, Inc., a Delaware corporation ("PARENT"), and Bronco Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of Parent ("NEWCO"), in connection with the merger of Newco with and into Rubric, Inc., a Delaware corporation ("COMPANY"), in a reverse triangular merger, pursuant to the Agreement and Plan of
Reorganization by and among Parent, Newco and Company dated December   , 1999
and the related Certificate of Merger (the "CERTIFICATE OF MERGER") each dated as of even date herewith. The Plan and the Certificate of Merger provide for the statutory merger of Newco with and into Company (the "MERGER"), with Company to be the surviving corporation of the Merger, and the conversion of the outstanding shares of Company Common Stock and Preferred Stock in the Merger into Parent Common Stock. This opinion is furnished to you pursuant to Section
7.6 of the Plan. Unless otherwise indicated in this letter, all capitalized terms used herein have the meanings given to those terms in the Plan.

     In order to render this opinion we have examined the following:

     (a) The Certificate of Incorporation of Parent filed with the Delaware Secretary of State on June 28, 1999, the Certificate of Amendment of Certificate of Incorporation filed with the Delaware Secretary of State on July 30, 1999, the Agreement and Plan of Merger between Parent and Broadbase Information Systems, Inc., filed with the Delaware Secretary of State on September 13, 1999, and the Certificate of Retirement of Series A, Series B, Series C, Series D and Series E Preferred Stock, filed with the Delaware Secretary of State on November 3, 1999;

     (b)  The bylaws of Parent, as adopted on June 28, 1999;

     (c) The Certificate of Incorporation of Newco, filed with the Delaware Secretary of State on December 7, 1999;

     [(d) The Bylaws of Newco, as amended to date, certified by Newco's
Secretary on December   , 1999;

     (e) The records provided to us by Parent, and currently in our possession, of actions by written consent and minutes of meetings of its stockholders and Board of Directors (including the minutes of the meeting of Parent's Board of
Directors held on             , 1999, approving the Plan and the Merger,
certified by Parent's Secretary on               , 1999);]

Rubric, Inc.
December 7, 1999
Page 2


     (f) The records provided to us by Newco, and currently in our possession, of actions by written consent and minutes of meetings of its stockholders and Board of Directors (including the written consent of the sole director of Newco dated December 7, 1999 approving the Plan and the Merger and the written consent of the sole stockholder of Newco dated December 7, 1999 approving the Plan and the Merger, each certified by Newco's Secretary on December 7, 1999), as well as the stock certificate of Newco for 100 shares of its Common Stock, issued to Parent;

     (g) The Plan, the exhibits and schedules thereto, [the ancillary agreements executed and delivered by Parent (hereafter referred to as "PARENT ANCILLARY AGREEMENTS") and/or Newco (hereafter referred to as "NEWCO ANCILLARY AGREEMENTS") pursuant to the Plan, consisting of the Certificate of Merger, the
Employment Agreements between Parent and each of         (the "EMPLOYMENT
AGREEMENTS"), and the Noncompetition Agreements between Parent and each of (the "NONCOMPETITION AGREEMENTS") (the Employment Agreements and Noncompetition Agreements are hereinafter collectively referred to as the "MERGER ANCILLARY AGREEMENTS");]

    [(h) A Certificate of Good Standing regarding Parent issued by the Delaware
Secretary of State and dated         , 1999;

     (i) A Certificate of Status as a Foreign Corporation regarding Parent
issued by the California Secretary of State and dated         , 1999;

     (j) A letter from the California Franchise Tax Board dated         , 1999
to the effect that Parent was in good standing with the California Franchise Tax Board as of such date;

     (k) A Certificate of Good Standing regarding Newco issued by the Delaware
Secretary of State and dated         , 1999;

     (l) A Management Certificate dated of even date herewith addressed to us and executed by Parent and Newco (the "MANAGEMENT CERTIFICATE"), a copy of which has been delivered to counsel for Company;

     (m) A certificate from your transfer agent dated         , 1999 regarding
the number of shares outstanding, and a list prepared by you identifying all outstanding options, warrants and other rights to acquire your capital stock as
of         , 1999; and

     (n) All the certificates and documents delivered by Parent, Company, Newco and/or certain of their respective directors, officers or stockholders at the Closing (collectively, the "Closing Certificates").]

     We have not examined any document other than those described above or made any independent factual investigation. Bring-down certificates, telegrams, or telephonic advice of the public officials referred to above were not obtained as of the date hereof, nor have we caused the search of any docket of any court, tribunal, agency, or similar authority or any other record of any governmental agency or third party.

Rubric, Inc.
December 7, 1999
Page 3

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the legal competence or capacity of all natural persons executing the same, and the due authorization, execution, and delivery of all documents where due authorization, execution, and delivery are prerequisites to the effectiveness thereof (except for the due authorization of the Plan by Parent and Newco).

     As to matters of fact relevant to this opinion, we have relied solely upon
(a) our examination of the documents referred to above and our actual knowledge and have assumed the current accuracy and completeness of the information obtained from public officials included in the documents referred to above, (b) certain other representations made by Parent, or certain of its respective directors and officers, and all representations and statements contained or made in the Closing Certificates, and (c) the representations and warranties of Parent and Newco to us, including without limitation, those set forth in the Management Certificate. We have made no attempt to verify the accuracy of any such information, representations or warranties or to determine the existence or non-existence of any other factual matters. However, we are not aware of any facts that would cause us to believe that any of the opinions expressed herein are not accurate.

     As used in this opinion, the phrases "to our knowledge," "we are not aware of," or "our actual knowledge" refer only to the actual knowledge of the attorneys currently in this firm who have rendered legal services to Parent in connection with the Plan, and mean that, while such attorneys have not been informed by Parent that the matters stated are factually incorrect, we have made no investigation of such matters other than our examination of those specific documents which this opinion states that we have examined. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Parent.

     For the purposes of this opinion, we have also assumed, without rendering any opinion thereon, that: (a) Company has all requisite power and authority, and has taken all necessary corporate action, to authorize Company to consummate the Merger and to enter into, execute, deliver, and perform all of its obligations under the Plan, all other Merger Ancillary Agreements and all other agreements, documents and certificates to which Company is a party or signatory that are entered into or executed by Company pursuant to the Plan or the Certificate of Merger in compliance with applicable law; (b) Company has duly executed and delivered each of the agreements, documents and certificates referred to in the preceding clause (a), and each of such agreements, documents and certificates is the valid and binding obligation of Company, enforceable against Company in accordance with its respective terms; (c) each Company stockholder has all requisite power, authority and capacity, and has taken any and all necessary corporate, partnership or other action, to duly authorize such Company stockholder to enter into, execute, deliver and perform all such Company stockholder's obligations under, the Plan, each Merger Ancillary Agreement and each other agreement provided for in the Plan, the Certificate of Merger to which such Company stockholder is a party or signatory; and (d) each Company stockholder has duly executed and delivered each of the Merger Ancillary Agreements to which such Company stockholder is a party or

Rubric, Inc.
December 7, 1999
Page 4


signatory, and each of such agreements is the valid and binding obligation of such Company stockholder, enforceable against each Company stockholder in accordance with its respective terms.

     This opinion is qualified by, and is subject to, and we render no opinion with respect to, the limitations and exceptions to the enforceability of contracts and obligations generally, including, without limitation:

     (a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

     (b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

     (c) the effect of Section 1670.5 of the California Civil Code regarding unconscionability and of California court decisions, indicting that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the other party and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the party seeking to enforce such provisions or (ii) the enforcement of such covenants or provisions under the circumstances would violate the implied covenant of good faith and fair dealing; and

     (d) the compliance or noncompliance of Parent, Newco, Company or any other party with applicable antifraud statutes or rules and regulations under state and federal laws concerning the offering, issuance and sale of securities.

     We render no opinion with respect to: (a) compliance or noncompliance of the Merger or any other transaction with any state or federal antitrust laws or regulations or laws of a similar nature; (b) compliance with applicable federal securities law and state "blue sky" securities laws of any jurisdictions and states; (c) the enforceability of the Employment Agreements or Non-Competition Agreements; (d) the tax consequences of the Merger under applicable federal, state and local income tax laws and regulations; and (e) any of the matters addressed in the seventh paragraph of this letter (which begins on page 3 of this letter).

     In rendering the opinion expressed in paragraph 1 below regarding the corporate good standing of Parent and Newco, we have relied solely upon the certificates referred to above of the Delaware Secretary of State. With respect to such opinion, we have made no examination of the laws of any jurisdiction other than Delaware and California, nor have we determined the qualification of Parent or Newco to do business in any jurisdiction other than the States of Delaware and California.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of

Rubric, Inc.
December 7, 1999
Page 5

the State of California, the General Corporation Law of the State of Delaware as in effect on the date hereof (as the Delaware General Corporation Law is set forth in standard statutory compilations and without reference to any case law or secondary sources), and the existing federal laws of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and express no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

     As to our opinion in paragraph 3 regarding California and federal laws, rules and regulations, our opinion is limited to such California and United States statutes, laws and rules or regulations, as in our experience are of general application to transactions of the sort contemplated by the Plan. We disclaim any opinions as to any statute, rule, regulation, ordinance, order, or other promulgation of any foreign country or regional or local government body. Our opinions assume, with your permission and without expression of any opinion thereon, that the internal laws of the State of California as applied to contracts made between California residents present in California when such a contract was entered into (without regard to laws regarding choice of law or conflict of laws) exclusively apply to and govern the Plan and the Certificate of Merger, and all other agreements executed and entered into by Parent and Newco on or before the Closing pursuant to the Plan or the Certificate of Merger, regardless of the respective choice of law provisions thereof. We render no opinion as to the enforceability of any such agreements under any law other than the above-mentioned laws of the State of California.

     In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred or implied as to any other matters.

     We also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications,and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications, and exceptions, herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard by practice for lawyers in California.

     Except as otherwise indicated, all opinions herein are rendered as of the time immediately preceding the Effective Time.

     Based upon the foregoing, subject to the assumptions, qualifications, and exceptions referred to herein it is our opinion that:

         1. Each of the Parent and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

         2. Each of the Parent and Newco has the corporate power and authority to enter into and perform its obligations under this Agreement and the Certificate of Merger.

Rubric, Inc.
December 7, 1999
Page 6

     3. The shares of Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of the Agreement and the Certificate of Merger, be duly authorized, validly issued, fully paid and nonassessable.

     4. All corporate action on the part of Parent's directors and Newco's directors and their stockholders necessary for the authorization, execution and delivery of the Agreement and the Certificate of Merger and the performance of Parent's and Newco's obligations under the Agreement and the Certificate of Merger, to be authorized as of the date hereof, has been taken. The Agreement and the Certificate of Merger have been duly and validly executed and delivered by Parent and Newco and constitute valid and binding obligations of Parent and Newco, enforceable against Parent and Newco in accordance with their respective terms.

     5. Neither the execution nor delivery of the Agreement and the Certificate of Merger, not the consummation of the transactions contemplated thereby, conflict with, or (with or without notice or lapse of time, or both) result in a violation of, any provision of the Certificate of Incorporation or Bylaws of Parent or Newco, as currently in effect or, to our knowledge, any provision of applicable U.S. federal or California state law rule or regulation or any provision of the Delaware General Corporation Law.

     6. To our knowledge, no filing, authorization or approval, with any governmental entity, is necessary to enable Parent to enter into, and to perform its obligations under, the Agreement and the Certificate of Merger, except for (a) the filing of the Certificate of Merger with the California Secretary of State and the Delaware Secretary of State, respectively, and the filing of appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, and (c) the filings required by the HSR Act.

     7. To our knowledge and except as set forth in the Disclosure Schedule, there is no action, proceeding or investigation pending or overtly threatened against the Parent before any court of administrative agency that questions the validity of the Reorganization Agreement or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or results of operations of the Parent.

     This opinion is intended solely for the benefit of Company for the purpose of Section 7.6 of the Plan and is not to be made available to or relied upon by any other person or entity or used by Company or its stockholders for any other purpose without our prior written consent. We assume no obligation to update or advise Company of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not they would affect or modify the opinions expressed herein.

                                             Very truly yours,

                                             FENWICK & WEST LLP

Rubric, Inc.
December 7, 1999
Page 7




                                        By: _____________________________
                                            Gordon K. Davidson, a Partner

                                   Exhibit G
                                   ---------

                             ________________, 2000


Broadbase Software, Inc.
172 Constitution Dr.
Menlo Park, CA 94025

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Reorganization dated December 9, 1999 (the "Reorganization Agreement") by and among Broadbase Software, Inc., a Delaware corporation ("Broadbase"), Bronco Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Broadbase ("Sub") and Rubric, Inc., a Delaware corporation (the "Company"). The Reorganization Agreement provides for the acquisition of the Company by Broadbase pursuant to a reverse triangular merger of Sub with and into the Company subject to the terms and conditions set forth in the Reorganization Agreement (the "Merger"). This opinion is furnished to you pursuant to Section 8.6 of the Reorganization Agreement. Unless otherwise defined herein, the capitalized terms used in this opinion have the meaning given to them in the Reorganization Agreement.

     We have acted as counsel for the Company in connection with the negotiation of the Reorganization Agreement and the effectuation of the Merger. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge" with reference to matters of fact means that, after an examination of documents provided to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge" with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company related to or in connection with the Reorganization Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

     For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Reorganization Agreement, and we are assuming that the representations and warranties made by you in the Reorganization Agreement and pursuant thereto are true and correct. We are also assuming that the representations and warranties made by the Company in the Reorganization Agreement and pursuant thereto are true and correct as to matters of fact.

     The opinions hereinafter expressed are subject to the following qualifications:

     (a) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

     (b) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar federal or state laws affecting the rights of creditors;

     (c) We have assumed that there are no documents, agreements, understandings or negotiations between or among the Company, Broadbase or Sub which would expand, modify or otherwise affect the respective rights and obligations of the parties set forth in the Reorganization Agreement, the
Certificate of Merger between the Company and Sub dated [   ] (the "Certificate
of Merger") or the other agreements referred to therein;

     (d) Each of the opinions set forth above are subject to the qualifications that we express no opinion as to the effect upon the legality, validity, binding effect or enforceability of any agreement of any law relating to antitrust, collusive or unfair trade practices or designed to promote competition or any similar law of any jurisdiction, as to compliance with federal or state securities laws;

     (e) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws;

     (f) We express no opinion as to the enforceability of contractual provisions which purport to indemnify any party against, or to exonerate or release any party from (i) liability for said party's wrongful or negligent acts, or (ii) liability for attorney's fees or expenses arising from or related to such liability or actions;

     (g) In connection with the opinion expressed in paragraph 3 below, we have examined the Certificate of Incorporation and Bylaws of the Company, the stock journal of the Company, and the Company's minute books. The Company has represented to us, and we have assumed, that these records are true, correct and complete and constitute all documents with respect to the issuance of shares of the Company's capital stock. We have relied on the Company's representations to us as to the nature of the consideration received for such shares and that the shares are fully paid and nonassessable. The factual information provided in paragraph 3 as to outstanding capital stock, stock options, warrants and other outstanding rights is based solely on factual representations of the Company; and

     (h) We are members of the Bar of the State of California and we express no opinion as to matters relating to laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of California and the Delaware General Corporation Law.

     Based upon and subject to the foregoing, and except as set forth in the Disclosure Schedule to the Reorganization Agreement, we are of the opinion that:


     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

     2. The Company has all requisite corporate power and authority to execute and deliver the Reorganization Agreement and the Certificate of Merger and to carry out and perform its obligations under the Reorganization Agreement.

     3. The authorized capital stock of the Company, as of the date hereof, consists of 25,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which 5,300,000 shares are designated as Series A Preferred Stock and 4,000,000 shares are designated as Series B Preferred Stock. As of the date hereof, there
are issued and outstanding;      shares of Common Stock, 5,225,000 shares of
Series A Preferred Stock, each of which is convertible into one share of Common Stock, and 3,771,930 shares of Series B Preferred Stock, each of which is convertible into one share of Common Stock. All issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable. To our knowledge, other than as set forth in the Reorganization Agreement and the Disclosure Letter, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company.

     4. The execution and delivery of the Reorganization Agreement and the Certificate of Merger by the Company and compliance by the Company with the terms of the Reorganization Agreement and the Certificate of Merger do not violate any provision of the Company's Certificate of Incorporation or Bylaws, or to our knowledge, any provision of applicable federal or California law, rule or regulation or any provision of the Delaware General Corporation Law.

     5. The Reorganization Agreement and the Certificate of Merger have been duly and validly authorized, executed and delivered by the Company, and the Reorganization Agreement and the Certificate of Merger constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms.

     6. Except for the filing of the Certificate of Merger with the Delaware Secretary of State, to our knowledge, all consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Reorganization Agreement and the Certificate of Merger, have been made or obtained.

     7. To our knowledge and except as set forth in the Disclosure Schedule, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Reorganization Agreement of the Certificate of Merger or that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or results of operations of the Company.

     This opinion is furnished to you solely for your benefit in connection with the Reorganization Agreement and the Certificate of Merger, and may not be relied upon by any other person or for any other purpose without our prior written consent.



                                         Very truly yours,
                                         WILSON SONSINI GOODRICH & ROSATI


                                         Professional Corporation

                                   EXHIBIT H
                                   ---------

     1. Master Lease Agreement, dated July 9, 1999, by and between COMDISCO, INC. and Rubric, Inc., and the Addendum, dated July 15, 1999

                                   Exhibit I
                                   ---------


                                                                    Rubric, Inc.
                                                    Form of Amended and Restated
                                                    Certificate of Incorporation





                          FORM OF AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  RUBRIC, Inc.




                                   ARTICLE I

     The name of the corporation is Rubric, Inc.


                                   ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, DE 19901. The name of its registered agent at that address is Incorporating Services, Ltd.


                                  ARTICLE III

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

     The total number of shares of stock which the corporation has authority to issue is One Thousand (1,000) shares, all of which shall be Common Stock, $0.001 par value per share.


                                   ARTICLE V

     The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.


                                   ARTICLE VI

     Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.


                                  ARTICLE VII

     To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                                                    Rubric, Inc.
                                                    Form of Amended and Restated
                                                    Certificate of Incorporation


     Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

                                   EXHIBIT J
                                   ---------

                                  RUBRIC, INC.

                       PROPRIETARY INFORMATION AGREEMENT


     As an employee of Rubric, Inc., a Delaware corporation, its subsidiary or its affiliate (together, the "Company"), and in consideration of the compensation now and hereafter paid to me, I agree to the following:

     I. AT-WILL EMPLOYMENT. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES "AT-WILL" EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

     II.  MAINTAINING CONFIDENTIAL INFORMATION

          A. Company Information. I agree at all times during the term of my employment and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without the express written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

          B. Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished document or any property belonging to my former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

          C. Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of the Board of Directors of the Company.

     III. RETAINING AND ASSIGNING INVENTIONS AND ORIGINAL WORKS

          A. Inventions and Original Works Retained by Me. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements and trade secrets which were made by me prior to my employment with the Company, which belong to me, which relate to the Company's proposed business and products, and which are not assigned to the Company; or, if no such list is attached, I represent that there are no such inventions.

          B. Inventions and Original Works Assigned to the Company. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company. I recognize, however, that Section 2870 of the California Labor Code (as set forth in Exhibit B attached hereto) exempts from this provision any invention as to which I can prove the following:

               1. It was developed entirely on my own time; and

               2. No equipment, supplies, facilities or trade secrets of the
                  Company were used in its development; and

               3. It either:

                  a. does not relate, at the time the invention was conceived or reduced to practice, to the Company's business or to the Company's actual or demonstrably anticipated research and development; or

                  b. does not result from any work performed by me for the
                     Company.

     I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

     C. Maintenance of Records. I agree to keep and maintain adequate and current written records of all inventions and original works of authorship made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

     D. Inventions, Assigned to the United States. I agree to assign to the United States government all my right, title and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

     E. Obtaining Patent Letters and Copyright Registrations. I agree that my obligation to assist the Company to obtain United States or foreign patent letters and copyright registrations covering inventions and original works of authorship assigned hereunder to the Company shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate for time actually spent by me at the Company's request on such assistance. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patent letters or copyright registrations covering inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent letters or copyright registrations thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any patents or copyrights, resulting from any such application for patent letters or copyright registrations assigned hereunder to the Company.

     F. Exception to Assignments. I understand that the provisions of this Agreement requiring assignment to the Company do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit B. I will advise the Company promptly in writing of any inventions, original works of authorship, developments, improvements or trade secrets that I believe meet the criteria in Subparagraphs III.B.1, 2, and 3 above; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any confidential information disclosed in writing to the Company relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code.

IV. Conflicting Employment. I agree that during the term of my employment with the Company, unless otherwise approved by a majority of the disinterested Board of Directors of the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

V. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

VI. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

VII. ARBITRATION AND EQUITABLE RELIEF.

     A. ARBITRATION. EXCEPT AS PROVIDED IN SECTION VII.B BELOW, I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SETTLED BY ARBITRATION TO BE HELD IN SANTA CLARA COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE EMPLOYMENT DISPUTE RESOLUTION RULES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. JUDGMENT MAY BE ENTERED ON THE ARBITRATOR'S DECISION IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP (EXCEPT AS PROVIDED IN SECTION VII.B BELOW), INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

          1. ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR

INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

          2. ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
SECTION 201, et seq.;

          3. ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

     B. EQUITABLE REMEDIES. I AGREE THAT IT WOULD BE IMPOSSIBLE OR INADEQUATE TO MEASURE AND CALCULATE THE COMPANY'S DAMAGES FROM ANY BREACH OF THE COVENANTS SET FORTH IN SECTIONS II, III, AND V HEREIN. ACCORDINGLY, I AGREE THAT IF I BREACH ANY OF SUCH SECTIONS, THE COMPANY WILL HAVE AVAILABLE, IN ADDITION TO ANY OTHER RIGHT OR REMEDY AVAILABLE, THE RIGHT TO OBTAIN AN INJUNCTION FROM A COURT OF COMPETENT JURISDICTION RESTRAINING SUCH BREACH OR THREATENED BREACH AND TO SPECIFIC PERFORMANCE OF ANY SUCH PROVISION OF THIS AGREEMENT. I FURTHER AGREE THAT NO BOND OR OTHER SECURITY SHALL BE REQUIRED IN OBTAINING SUCH EQUITABLE RELIEF AND I HEREBY CONSENT TO THE ISSUANCE OF SUCH INJUNCTION AND TO THE ORDERING OF SPECIFIC PERFORMANCE.

     C. CONSIDERATION. I UNDERSTAND THAT EACH PARTY'S PROMISE TO RESOLVE CLAIMS BY ARBITRATION IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, RATHER THAN THROUGH THE COURTS, IS CONSIDERATION FOR OTHER PARTY'S LIKE PROMISE. I FURTHER UNDERSTAND THAT I AM OFFERED EMPLOYMENT IN CONSIDERATION OF MY PROMISE TO ARBITRATE CLAIMS.

VIII. GENERAL PROVISIONS.

     A. Governing Law. This Agreement will be governed by the laws of the State of California without reference to its conflicts of laws principles.

     B. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior agreements and understandings, both written and oral, between the Company and me relating to the subject matter herein. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     C. Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
     D. Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     The foregoing Proprietary Information Agreement is hereby executed as
of       , 1997.

                                   EXHIBIT A
                                   _________


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

_______________________________________________________________________________

     Title     /     Date     /    Identifying Number or Brief Description
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________






Name of Employee:

                                   EXHIBIT B

                       CALIFORNIA LABOR CODE SECTION 2870

                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

     (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   EXHIBIT C

                                  RUBRIC, INC.

                           TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Rubric, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that Agreement.

I further agree that, in compliance with the Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its clients, consultants or licensees.

Date:


                                        _______________________________________

                                   EXHIBIT K
                                   ---------

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into as of December 9, 1999, by and between [name of employee] (the "Employee") and BROADBASE SOFTWARE, INC., a Delaware corporation (the "Company"). This Agreement shall be effective at the effective time of the merger (the "Merger") contemplated by the Merger Agreement and Plan of Reorganization dated December 9, 1999, by and among the Company, Rubric, Inc., a Delaware corporation ("Rubric"), and Bronco Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company. This Agreement shall be null and void, and no parties shall be deemed to have any rights hereunder, unless and until the Merger is consummated.

     1.   Duties and Scope of Employment.

          (a) Position. The Company agrees to employ the Employee in the position of Vice President of Sales Integration (the "Employment"). The Employee shall report to the Company's Vice President of Sales.

          (b) Obligations to the Company. During his Employment, the Employee shall devote his full business efforts and time to the Company. During his Employment, without the prior written approval of the Company's Board of Directors, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a shareholder owning more than five percent of the stock of any other corporation. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during his Employment.

          (c) No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

     2. Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $[_______]. Such salary shall be payable in accordance with the Company's standard payroll procedures. Employee will be eligible for a target sales commission of not less than $150,000 on an annualized basis pursuant to the Company's commission plan.

     3. Vacation and Employee Benefits. During his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's standard policy for similarly-situated employees, as it may be amended from time to time. During his

Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company for similarly-situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

          4. BUSINESS EXPENSES. During his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

          5. EQUITY IN THE COMPANY.

             (a) STOCK OPTIONS. Notwithstanding anything in any employment agreement, offer letter or stock option agreement with Rubric ("Prior Agreements") to the contrary, any stock option previously granted to Employee to purchase shares of Common Stock of Rubric (the "Option") shall become exercisable with respect to [ ]ths of the shares of Rubric that are subject to the Option on the date of the Merger. Thereafter Employee shall vest with respect to all of the remaining [ ]th shares of Rubric that are subject to the Option at the end of the six month period commencing on the date of the Merger so long as Employee is continuously providing services to the Company until that time. Notwithstanding the foregoing, if Employee's employment is terminated by the Company other than for Cause (defined in Section 6(d)) within six months of the Merger, all of the remaining [ ]th shares of Rubric that are subject to the Option shall become exercisable. Employee agrees to cancel any right that Employee had to accelerated exercisability or vesting of the Option as a result of any Prior Agreements. Employee also agrees that any options granted after December 8, 1999 shall not have accelerated vesting. Any portion of the Option that does not vest pursuant to this Section 5 shall be forfeited.

             (b) REGISTRATION ON SALE OF SHARES. Subject to the exceptions contained in this Section 5(b), Employee agrees that Employee will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of common stock of the Company ("Dispositions") for a period of six months following the Merger, to the extent that the aggregate of such Dispositions would exceed 25% of the Applicable Shares; provided, however, that this 25% restriction shall not apply to or take into account those shares of Common Stock of the Company that Employee is permitted to sell and sells, with Company's consent, in a public offering of the shares of common stock of the Company. For purposes of this
Section 5(b), "Applicable Shares" means the total number of shares of common stock or options to purchase common stock of the Company held by the Employee on the date of the Merger less the number of such shares of common stock of the Company that Employee is permitted to sell and sells in a public offering of the shares of common stock of the Company after the date of the Merger.

          6. TERM OF EMPLOYMENT.

             (a) Employment at Will. Either party may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without cause, by giving the other party notice in writing. The Employee's Employment with the Company shall be "at


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
will," meaning that either the Employee or the Company shall be entitled to terminate the Employee's employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

          (b) RIGHTS UPON TERMINATION OF EMPLOYMENT. Upon the termination of the Employee's Employment pursuant to this Section 6, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3, 4, 5 and 6 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

          (c) TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Sections 7 and 8.

          (d) CASH SEVERANCE. Notwithstanding the foregoing, if Employee's agreement is terminated other than for "cause" within six months of the Merger,
Employee shall be entitled to [   ] months base salary payable in one lump
sum. The term "Cause" shall mean:

               (i) Any breach of this Agreement between the Employee and the Company, or any other written agreement between the Employee and the Company, if such breach causes material harm to the Company;

               (ii) Any willful misconduct that causes material harm to the Company, including (without limitation) repeated failure to follow the directions of the person to whom the Employee reports;

               (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

               (iv) Misappropriation of the assets of the Company or other acts of fraud or embezzlement; or

               (v) The abuse of alcohol or controlled substances that has a detrimental effect upon the Employee's performance of his duties under this Agreement.

          (e) RELEASE. Subsection (d) above shall not apply unless the Employee (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.


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
     7.   Non-Disclosure.     This Agreement is contingent upon the Employee's
execution of the Company form of Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

     8.   Non-Competition, Non-Solicitation and Savings Clause.

          (a)  The Restricted Period.   This Section 8 shall apply only during
the period commencing at the effective time of the Merger and ending on the later to occur of: (i) the date 12 months from the Merger, or (ii) the termination of the Employee's Employment for any reason (the "Restricted Period").

          (b)  Non-Competition and Non-Soliciting.     In exchange for the
consideration stated herein and for the purchase of his shares of Rubric stock by the Company in the Merger, the Employee agrees that during the Restricted Period he shall not:

               (i) Cause or attempt to cause any existing or prospective customer, client or account of the Company to divert from, terminate, limit or in any manner modify, or fail to enter into, any actual or potential business relationship with the Company. The Employee and the Company agree that this provision is reasonably enforced with reference to any geographic area in which the Company maintains any such relationship.

               (ii) Directly or indirectly solicit, employ or conspire with others to employ any of the Company's employees. The term "employ" for purposes of this paragraph (ii) means to enter into an arrangement for services as a full-time or part-time employee, independent contractor, agent or otherwise. The Employee and the Company agree that this provision is reasonably enforced as to any geographic area in which the Company conducts its business.

     The Employee further agrees that during the Restricted Period he shall inform any new employer, or any other person or entity with whom he enters into a business relationship, of the existence of this Section 8 before accepting employment or entering into such business relationship. Ownership of less than 3% of the outstanding stock of any corporation will not constitute a violation of this Section.

          (c)  Savings Clause.     The Employee agrees that the scope and terms
of this Section 8 are reasonable and that it is the Employee's intent and desire that this Section 8 be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any particular provision of this Section 8 is adjudicated to be invalid or unenforceable, the parties specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this
Section 8 to be valid and enforceable to the fullest extent allowed by law or public policy.

     9.   Successors.

          (a)  Company's Successors.    This Agreement shall be binding upon any
successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For


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
all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

          (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributors, devisors and legatees.

     10. MISCELLANEOUS PROVISIONS.

          (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b) MODIFICATIONS AND WAIVERS. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) WHOLE AGREEMENT. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement shall supersede in its entirety the offer letter executed by the Employee and Rubric and any option agreement between the Employee and Rubric to the extent inconsistent herewith.

          (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

          (e) CHOICE OF LAW AND SEVERABILITY. This Agreement shall be interpreted in accordance with the laws of the State of California (except their provisions governing the choice of law). If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

          (f) ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, shall be settled in Palo Alto, California, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator. The Company and the Employee hereby consent to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (g) NO ASSIGNMENT. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

          (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                        -------------------------------------


                                        BROADBASE SOFTWARE, INC.

                                        By:
                                           -----------------------------------

                                        Title:
                                              -------------------------------

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